EXHIBIT 10.5
EXECUTION COPY

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
FIRST REPUBLIC BANK
Seller and Servicer
REDWOOD TRUST, INC.
Initial Purchaser
Dated as of July 1, 2006,
First and Second Lien, Fixed and Adjustable Rate Mortgage Loans

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TABLE OF CONTENTS

Page
SECTION 1. Definitions	1

SECTION 2. Agreement to Purchase	15

SECTION 3. Mortgage Loan Schedules	16

SECTION 4. Purchase Price	16

SECTION 5. Examination of Mortgage Files	16

SECTION 6. Conveyance from Seller to Initial Purchaser	17
Subsection 6.01. Conveyance of Mortgage Loans; Possession of Servicing Files	17
Subsection 6.02. Books and Records	17
Subsection 6.03. Delivery of Mortgage Loan Documents	18

SECTION 7. Representations, Warranties and Covenants of the Seller: Remedies for Breach	19
Subsection 7.01. Representations and Warranties Respecting the Seller	19
Subsection 7.02. Representations and Warranties Regarding Individual Mortgage Loans	21
Subsection 7.03. Remedies for Breach of Representations and Warranties	35
Subsection 7.04. Repurchase of Certain Mortgage Loans; Premium Protection	37

SECTION 8. Closing	37

SECTION 9. Closing Documents	38

SECTION 10. Costs	39

SECTION 11. Seller’s Servicing Obligations	39

SECTION 12. Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates	39

SECTION 13. COMPLIANCE WITH REGULATION AB	41
Subsection 13.01. Intent of the Parties; Reasonableness	41
Subsection 13.02. Additional Representations and Warranties of the Seller	42
Subsection 13.03. Information to Be Provided by the Seller	43
Subsection 13.04. Servicer Compliance Statement	48
Subsection 13.05. Report on Assessment of Compliance and Attestation	48

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SECTION 33. Entire Agreement	62

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EXHIBITS
EXHIBIT 1	SELLER’S OFFICER’S CERTIFICATE
EXHIBIT 2	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 3	SECURITY RELEASE CERTIFICATION
EXHIBIT 4	ASSIGNMENT AND CONVEYANCE
EXHIBIT 5	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6	MORTGAGE LOAN DOCUMENTS
EXHIBIT 7	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 8	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 9	SERVICING ADDENDUM
EXHIBIT 10	FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT
EXHIBIT 11	FORM OF INDEMNIFICATION AGREEMENT
EXHIBIT 12	RESERVED
EXHIBIT 13	FORM OF REMITTANCE REPORT
EXHIBIT 14	FORM OF ANNUAL CERTIFICATION
EXHIBIT 15	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

SCHEDULE I	MORTGAGE LOAN SCHEDULE

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EXHIBIT 10.5
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MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
          This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of July 1, 2006, by and between Redwood Trust, Inc., having an office at One Belvedere Place, Suite 300, Mill Valley, CA 94904 (the “Initial Purchaser”, and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the “Purchaser”) and FIRST REPUBLIC BANK, having an office at 111 Pine Street, San Francisco, California 94111 (the “Seller”).
W I T N E S S E T H:
          WHEREAS, the Seller desires to sell, from time to time, to the Initial Purchaser, and the Initial Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first and second lien mortgage loans and cooperative loans, (the “Mortgage Loans”) as described herein on a servicing-retained basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each, a “Closing Date”);
          WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;
          WHEREAS, the Initial Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and
          WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;
          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:
          SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.
          Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, which are in accordance with Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates, the terms of the Mortgage Loan Documents and all applicable federal, state and local legal and regulatory requirements.

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          Additional Collateral: With respect to any Mortgage Loan, the marketable securities subject to a security interest pursuant to the related Securities Pledge Agreement.
          Additional Collateral Mortgage Loan. Each Mortgage Loan which is secured by additional collateral in the form of a security interest in marketable securities having a market value, as of the date of such loan’s origination, of at least equal to the Original Additional Collateral Requirement.
          Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.
          Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.
          Agreement: This Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.
          Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.
          Assignment and Conveyance: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.
          Assignment of Mortgage: With respect to each Mortgage Loan, an individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.
          Assignment of the Note and Pledge Agreement: With respect to a Cooperative Loan, an assignment of the Note and Pledge Agreement.
          Balloon Mortgage Loan: A Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its maturity date.
          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

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          Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.
          Closing Date: The date or dates on which the Initial Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Initial Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.
          Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.
          Code: The Internal Revenue Code of 1986, or any successor statute thereto.
          Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to the Appraised Value of the Mortgaged Property.
          Commission: The United States Securities and Exchange Commission.
          Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.
          Confirmation: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Initial Purchaser and the Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Initial Purchaser on such Closing Date. A Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.
          Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.
          Consent: A document executed by the Cooperative (i) consenting to the sale of the Cooperative Apartment to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Apartment have been paid.
          Cooperative: The private, non-profit cooperative apartment corporation which owns all of the real property that comprises the Project, including the land, separate dwelling units and all common areas.

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          Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.
          Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Mortgagor if the Cooperative Loan is a Refinanced Loan, (b) filings of Financing Statements and (c) the deed of the Project into the Cooperative.
          Cooperative Loan: A Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment in the building owned by the related Cooperative.
          Cooperative Shares: The shares of stock issued by the Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment and represented by a Stock Certificate.
          Credit Score: With respect to any Mortgage Loan, the credit score of the related Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization acceptable to the Initial Purchaser providing credit scores at the time of the origination of such Mortgage Loan. If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores. If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores. There is only one (1) Credit Score for any loan regardless of the number of borrowers and/or applicants. The minimum Credit Score for each Mortgage Loan will be in accordance with the Seller’s Underwriting Guidelines.
          Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “First Republic Bank, as servicer, in trust for the Purchaser, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser. Each Custodial Account shall be an Eligible Account.
          Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.
          Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.
          Cut-off Date: The first day of the month in which the related Closing Date occurs.
          Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.
          Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

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          Determination Date: With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.
          Distribution Date: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.
          Due Date: With respect to each Mortgage Loan, the day of the calendar month on which each Monthly Payment is due on such Mortgage Loan, exclusive of any days of grace.
          Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody’s (or a comparable rating if another rating agency is specified by the Initial Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.
          Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “First Republic Bank, as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, established at a financial institution acceptable to the Purchaser. Each Escrow Account shall be an Eligible Account.
          Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.
          Estoppel Letter: A document executed by the Cooperative certifying, with respect to a Cooperative Apartment, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor’s name and the Cooperative has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative have been paid.
          Event of Default: Any one of the events enumerated in Subsection 15.01.
          Exchange Act: The Securities Exchange Act of 1934, as amended.
          Fannie Mae: Fannie Mae or any successor thereto.

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          Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.
          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.
          Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to this Agreement), a determination made by the Seller that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Seller, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Seller shall maintain records, prepared by a servicing officer of the Seller, of each Final Recovery Determination.
          Financing Statement: A financing statement in the form of a UCC-1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.
          Financing Statement Change: A financing statement in the form of a UCC-3 filed to continue, terminate, release, assign or amend an existing Financing Statement.
          Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.
          Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.
          Freddie Mac: Freddie Mac or any successor thereto.
          Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.
          HUD: The United States Department of Housing and Urban Development or any successor thereto.
          Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.
          Initial Closing Date: The Closing Date on which the Initial Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.
          Initial Purchaser: Redwood Trust, Inc., or any successor.
          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

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          Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.
          Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property.
          Master Servicer: With respect to any Securitization Transaction, the “master servicer”, if any, specified by the Purchaser and identified in the related transaction documents.
          Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased.
          Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased.
          Monthly Advance: The aggregate of the advances made by the Seller on any Distribution Date pursuant to Subsection 11.21.
          Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.
          Moody’s: Moody’s Investors Service, Inc. or its successor in interest.
          Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a first or second lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.
          Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Confirmation.
          Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

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          Mortgage Loan: Each first or second lien, residential mortgage loan, including any Cooperative Loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Confirmation and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.
          Mortgage Loan Documents: The documents listed on Exhibit 6 to this Agreement pertaining to any Mortgage Loan.
          Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Custodian and the Initial Purchaser at least five (5) Business Days prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.
          Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and in electronic format acceptable to the Seller and Purchaser, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original months to maturity; (5) the stated maturity date; (6) the original principal amount of the Mortgage Loan and with respect to second liens the related first lien on the Mortgaged Property; (7) the Stated Principal Balance of the Mortgage Loan and with respect to second liens the principal balance of the related first lien on the Mortgaged Property as of the close of business on the Cut-off Date; (8) the original date of the Mortgage Note and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (9) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the Mortgage Interest Rate at origination; (11) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (12) the Servicing Fee Rate; (13) the Net Mortgage Rate as of the Cut-off Date; (14) the amount of the Monthly Payment at origination and as of the Cut-off Date; (15) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (16) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (17) with respect to each Adjustable Rate Mortgage Loan, the initial Adjustment Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (19) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (20) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (22) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; (23) with respect to each Adjustable Rate Mortgage Loan, the Index; (24) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (25) a code indicating the documentation style (i.e., full (providing two years

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employment verification — 2 years W-2’s and current paystub or 2 years 1040’s for self employed borrowers), alternative or reduced); (26) a code indicating the occupancy status of the Mortgaged Property (i.e., owner-occupied, second home or investor property); (27) the type of Residential Dwelling constituting the Mortgaged Property (including the number of units if the Residential Dwelling is a two- to four-family property); (28) product type (i.e. fixed, adjustable, 3/1, 5/1, etc.); (29) the debt-to-income ratio of the related Mortgagor at the time of origination of the Mortgage Loan; (30) a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan; (31) the Appraised Value of the Mortgaged Property; (32) the sale price of the Mortgaged Property, if applicable; (33) the Loan-to-Value Ratio and Combined Loan-to-Value Ratio, if applicable, at origination; (34) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge; (35) the amount and the original term of any Prepayment Charge; (36) reserved; (37) Reserved; (38) a code indicating if the Mortgage Loan is an Additional Collateral Loan; (39) a code indicating if the Mortgage Loan is an interest-only Mortgage Loan and, if so, the term of the interest-only period of such Mortgage Loan; (40) a code indicating whether the Mortgage Loan is a first or second lien; (41 reserved; (42) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy, and if so, the insurer; and (43) a code indicating if the Mortgage Loan is a Cooperative Loan. With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.
          Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.
          Mortgaged Property: (a) With respect to each Mortgage Loan, the Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling and (b) with respect to each Cooperative Loan, the Cooperative Shares and Proprietary Lease.
          Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.
          Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage or Pledge Agreement and such grantor’s or mortgagor’s successor’s in title to the Mortgaged Property.
          Net Mortgage Rate: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.
          Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Monthly Advance, would

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not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.
          Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.
          Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.
          Original Additional Collateral Requirement: With respect to any Additional Collateral Mortgage Loan, the minimum percentage specified in the Underwriting Guidelines.
          Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.
          Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          Pledge Agreement: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.
          Pledge Instruments: The Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Note and Pledge Agreement.
          Preliminary Servicing Period: With respect to any Mortgage Loans, the period commencing on the related Closing Date and ending on the date the Seller enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.
          Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a Principal Prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.
          Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.
          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, which is not accompanied by an

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amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
          Project: All real property owned by the Cooperative including the land, separate dwelling units and all common areas.
          Proprietary Lease: A lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.
          Purchase Price: The price paid on the related Closing Date by the Initial Purchaser to the Seller pursuant to the related Confirmation in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.
          Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.
          Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating categories by the nationally recognized rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.
          Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted

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Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio, and in the case of a second lien Mortgage Loan, a Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and Combined Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) have a Credit Score for the related Mortgagor not lower than that of the Mortgagor under the Deleted Mortgage Loan; (viii) conform to each representation and warranty set forth in Subsection 7.02 of this Agreement; (ix) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80%; and (x) be the same type of mortgage loan (i.e., lien status, fixed or adjustable rate with the same Gross Margin, Periodic Rate Cap and Index as the Deleted Mortgage Loan, and if an Adjustable Rate Mortgage Loan, the same type (e.g., 3/1, 5/1).
          Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.
          Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.
          Reconstitution: Any Securitization Transaction or Whole Loan Transfer.
          Reconstitution Agreement: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction as provided in Section 12.
          Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 12 hereof.
          Record Date: With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.
          Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.
          Regulation AB: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

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          REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.
          REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.
          REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “First Republic Bank in trust for the Purchaser, as of [date of acquisition of title], Fixed and Adjustable Rate Mortgage Loans”.
          REO Disposition: The final sale by the Seller of any REO Property.
          REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.
          Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of such Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the first day of the month following the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan, plus (iii) any unreimbursed servicing advances and monthly advances (including Nonrecoverable Monthly Advances) and any unpaid servicing fees allocable to such Mortgage Loan paid by any party other than the Seller. At the time the Repurchase Price is paid, the Seller shall also pay any costs and expenses incurred by the Purchaser, the servicer, Master Servicer or any trustee in respect of the breach or defect giving rise to the repurchase obligation including without limitation any costs and damages incurred by any such party in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.
          Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a mobile or manufactured home.
          Securities Act: The Securities Act of 1933, as amended.
          Securities Pledge Agreement: With respect to each Additional Collateral Loan, the pledge agreement under which the Mortgagor granted a security interest in various investment securities.
          Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered, rated or unrated securities, the payments on which are

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determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.
          Seller Information: As defined in Section 13.07(i).
          Servicer: As defined in Section 13.03(iii).
          Servicing Addendum: The terms and conditions attached hereto as Exhibit 9 which will govern the servicing of the Mortgage Loans by Seller during the Preliminary Servicing Period.
          Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Seller in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.
          Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
          Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Seller, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05) of related Monthly Payment collected by the Seller, or as otherwise provided under Subsection 11.05. If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30 day month.
          Servicing Fee Rate: The per annum rate at which the Servicing Fee accrues, which rate shall be specified on the Mortgage Loan Schedule and which rate shall be increased by the amount of any increase in the Mortgage Interest Rate for any such Mortgage Loan pursuant to the terms of the related Mortgage Note for any reason other than an increase in the related Index, including due to termination of an automatic debit or direct deposit account.
          Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents.
          S&P: Standard & Poor’s Ratings Group or its successor in interest.
          Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the

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Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.
          Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.
          Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.
          Subservicer: Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.
          Sub-Servicing Agreement: The written contract between the Seller and a Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Subsection 11.26 of this Agreement.
          Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.
          Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.
          Underwriting Guidelines: The Seller’s written underwriting guidelines in the form delivered to the Purchaser, in effect with respect to the Mortgage Loans purchased by the Initial Purchaser on the Initial Closing Date, as amended, supplemented or modified from time to time thereafter with prior written notice to the Initial Purchaser.
          Stock Certificates: The certificates evidencing ownership of the Cooperative Shares issued by the Cooperative.
          Stock Power: An assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.
          Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction
          SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the Initial Purchaser agrees to purchase, from time-to-time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Confirmation, or in such other amount as agreed by the Initial Purchaser and the

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Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Initial Purchaser on the related Closing Date.
          SECTION 3. Mortgage Loan Schedules. The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Initial Purchaser at least five (5) Business Days prior to the related Closing Date.
          SECTION 4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Confirmation, certain of the Mortgage Loans shall be priced separately.
          In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at its Net Mortgage Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive.
          The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the Net Mortgage Rate (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.
          SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser under the related Confirmation to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the related Closing Date, the Seller shall, at the Initial Purchaser’s option (a) deliver to the Initial Purchaser or its designee, in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at the Seller’s offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and the Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the related Closing Date. In connection with any

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such examination, the Initial Purchaser and its designee may not contact any Mortgagor or any employer of a Mortgagor or any other third party for purposes of verification of information in the Mortgage File or otherwise, without the prior written consent of the Seller. If the Initial Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Confirmation, the terms of this Agreement or the Initial Purchaser’s underwriting standards, such Mortgage Loans may, at the Initial Purchaser’s option, be rejected for purchase by the Initial Purchaser. If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Initial Purchaser may, at its option and without notice to the Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’) rights to demand repurchase or other relief or remedy provided for in this Agreement.
          SECTION 6. Conveyance from Seller to Initial Purchaser.
          Subsection 6.01. Conveyance of Mortgage Loans; Possession of Servicing Files.
          The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.
          Subsection 6.02. Books and Records.
          Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Initial Purchaser, the Custodian or one or more designees of the Initial Purchaser, as the Initial Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.
          It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the

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Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s business records, tax returns and financial statements.
          Subsection 6.03. Delivery of Mortgage Loan Documents.
          The Seller shall deliver and release to the Custodian the Mortgage Loan Documents no later than five (5) Business Days prior to the related Closing Date. If the Seller cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 120 days from the Closing Date, deliver such original recorded documents to the Custodian (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days of the related Closing Date solely because such documents shall not have been returned by the appropriate recording office, the Seller shall deliver such document to the Custodian, within such time period as specified in a Seller’s Officer’s Certificate. In the event that documents have not been received by the date specified in the Seller’s Officer’s Certificate, a subsequent Seller’s Officer’s Certificate shall be delivered by such date specified in the prior Seller’s Officer’s Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. The Seller shall use its best efforts to effect delivery of all delayed recorded documents within 180 days of the related Closing Date. If delivery of all Mortgage Loan Documents with respect to any Mortgage Loan is not completed within 360 days of the related Closing Date, then, at Purchaser’s option, the Seller shall repurchase such Mortgage Loan in accordance with Subsection 7.03.
          The Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.
          In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Seller immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.
          Subsection 6.04 Quality Control Procedures.
          The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or

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negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.
          SECTION 7. Representations, Warranties and Covenants of the Seller: Remedies for Breach.
          Subsection 7.01. Representations and Warranties Respecting the Seller
          The Seller represents, warrants and covenants to the Initial Purchaser and to any subsequent Purchaser as of the Initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:
          (i) The Seller is a state chartered bank duly organized, validly existing and in good standing under the laws of Nevada. The Seller has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Seller by any such state, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement. No licenses or approvals obtained by the Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;
          (ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;
          (iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s charter or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;
          (iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might

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have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;
          (v) The Seller is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac;
          (vi) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
          (vii) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 have been delivered to the Custodian. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian;
          (viii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;
          (ix) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;
          (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;
          (xi) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes, the Mortgages, the Pledge Agreements and the Securities Pledge Agreements by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;
          (xii) The transfer of the Mortgage Loans shall be treated as a sale on the books and records of the Seller, and the Seller has determined that, and will treat, the disposition of the Mortgage Loans pursuant to this Agreement for tax and accounting purposes as a sale.

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The Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Purchaser;
          (xiii) The consideration received by the Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;
          (xiv) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors;
          (xv) The information delivered by the Seller to the Purchaser with respect to the Seller’s loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Initial Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects;
          (xvi) Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading; and
          (xvii) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.
          Subsection 7.02. Representations and Warranties Regarding Individual Mortgage Loans.
          The Seller hereby represents and warrants to the Initial Purchaser and to any subsequent Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:
          (i) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;
          (ii) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct; provided, however, that in the event of any conflict between the terms of any Confirmation and this Agreement, the terms of this Agreement shall control;
          (iii) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; no Mortgage Loan is

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thirty (30) or more days delinquent as of the Closing Date and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve months; and, if the Mortgage Loan is a Cooperative Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever been threatened or commenced with respect to the Cooperative Loan;
          (iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the related Mortgaged Property;
          (v) The terms of the Mortgage Note and (x) with respect to each Mortgage Loan that is not a Cooperative Loan, the Mortgage and (y) with respect to each Cooperative Loan, the Pledge Agreement, the Proprietary Lease, and the Pledge Instruments, have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule; the Financing Statements with respect to each Cooperative Loan are in full force and effect;
          (vi) The Mortgage Note and with respect to each Mortgage Loan which is not a Cooperative Loan, the Mortgage and, with respect to each Cooperative Loan, the Pledge Agreement are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;
          (vii) All buildings upon the Mortgaged Property and with respect to any Cooperative Loan, the related Project are insured by a Qualified Insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae

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and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;
          (viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans at origination have been complied with;
          (ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;
          (x) The Mortgage is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property, and with respect to Cooperative Loans, including the Proprietary Lease and the Cooperative Shares, subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) with respect to each Mortgage Loan which is indicated by the Seller to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest (in each case, as indicated on the Mortgage Loan Schedule) on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;
          (xi) The Mortgage Note and (x) with respect to each Mortgage Loan, the related Mortgage and (y) with respect to each Cooperative Loan, the Pledge Agreement are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

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          (xii) All parties to the Mortgage Note and (x) with respect to each Mortgage Loan, the related Mortgage and (y) with respect to each Cooperative Loan, the Pledge Agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage or Pledge Agreement, and the Mortgage Note and the Mortgage or Pledge Agreement have been duly and properly executed by such parties;
          (xiii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;
          (xiv) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and with respect to any Mortgage Loan which is not a Cooperative Loan, the Mortgage and with respect to any Mortgage Loan which is a Cooperative, the Pledge Agreement, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;
          (xv) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;
          (xvi) The Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b), and with respect to any second lien Mortgage Loan (c), above) the Seller, its successors and assigns as to the first or second priority lien (as indicated on the Mortgage Loan Schedule) of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment provisions of the Mortgage Note. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;
          (xvii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with

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notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan (i) the first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;
          (xviii) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;
          (xix) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except for non-conforming improvements that do not materially adversely affect the Appraised Value;
          (xx) The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;
          (xxi) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period) and to pay interest at the related Mortgage Interest Rate. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related

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Mortgage Interest Rate. No Mortgage Loan has a term greater than thirty (30) years. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule. No Mortgage Loan is a Convertible Mortgage Loan or a Balloon Mortgage Loan. No Mortgage Loan provides for negative amortization.;
          (xxii) The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note and Accepted Servicing Practices. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;
          (xxiii) The Mortgaged Property (and with respect to any Cooperative Loan, the Cooperative Unit and related Project) is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;
          (xxiv) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;
          (xxv) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac or to secondary investors generally;
          (xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;
          (xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac, was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had

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no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;
          (xxviii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;
          (xxix) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;
          (xxx) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;
          (xxxi) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, or adversely affect the value of the Mortgage Loan;
          (xxxii) No Mortgage Loan had an LTV or a CLTV at origination in excess of 95%. Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan is subject to a lender paid primary mortgage insurance policy;
          (xxxiii) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same,

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including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;
          (xxxiv) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;
          (xxxv) The Assignment of Mortgage is in recordable form, except for the name of the assignee which is blank, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;
          (xxxvi) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;
          (xxxvii) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;
          (xxxviii) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;
          (xxxix) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;
          (xl) The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee;
          (xli) Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;
          (xlii) No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an APR or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter

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how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);
          (xliii) No predatory, abusive, or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no apparent benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guides;
          (xliv) No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;
          (xlv) The Mortgage Loans were not selected from the outstanding one- to four-family mortgage loans in the Seller’s portfolio as to which the representations and warranties set forth in this Agreement could be made at the related Closing Date in a manner so as to affect adversely the interests of the Purchaser;
          (xlvi) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;
          (xlvii) Reserved.
          (xlviii) The Mortgage Loan was not prepaid in full prior to the Closing Date and the Seller has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;
          (xlix) No Mortgage Loan is secured by commercial property or mixed use property;
          (l) Each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement;
          (li) Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not

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extend beyond five (5) years after the date of origination. Except as otherwise set forth on the related Mortgage Loan Schedule, for any Mortgage Loan originated on or following October 1, 2002 that is subject to a Prepayment Charge, such Prepayment Charge does not extend beyond three (3) years after the date of origination. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Charge in any instance when the mortgage loan is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or as the result of the Mortgagor’s default in making the loan payments;
          (lii) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the Mortgaged Property, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;
          (liii) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. With respect to any Mortgage Loan, the Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan’s originator, based on a comprehensive assessment of risk factors, including the Mortgagor’s credit history;
          (liv) Reserved;
          (lv) All points and fees related to each Mortgage Loan were disclosed in writing to the related Borrower in accordance with applicable state and federal laws and

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regulations. No related Borrower was charged “points and fees” (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such loan, whichever is greater, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides. For purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and other charges that the lender imposed as a condition of making the loan, whether they are paid to the lender or a third party, and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount. All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations;
          (lvi) With respect to any Mortgage Loan which is secured by manufactured housing, if such Mortgage Loans are permitted hereunder, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor’s Ratings Services and such manufactured housing will be the principal residence of the Mortgagor upon the origination of the Mortgage Loan. With respect to any second lien Mortgage Loan, such lien is on a one- to four-family residence that is (or will be) the principal residence of the Mortgagor upon the origination of the second lien Mortgage Loan;
          (lvii) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);
          (lviii) No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;
          (lix) No Mortgage Loan is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;
          (lx) No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed

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either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;
          (lxi) No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);
          (lxii) No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);
          (lxiii) No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;
          (lxiv) No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);
          (lxv) No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;
          (lxvi) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);
          (lxvii) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);
          (lxviii) No Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;
          (lxix) With respect to any Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Loan secured by Mortgaged Property in the State of Illinois which has a Loan Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Loan;
          (lxx) No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts and for which application was taken on or after January 14th, 2005, was made to pay off or refinance all or part of an existing home loan that was consummated within 60 months prior to the lender’s receipt of an application for the Mortgage Loan unless there is a “borrower’s interest” worksheet or other document documenting that either (1) (a) the related annual percentage rate at consummation of the Mortgage Loan did not exceed by more than 2.5 percentage points (for First Lien Mortgage Loans) or 3.5 percentage points (for Second Lien Mortgage Loans) the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth

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day of the month immediately preceding the month in which the application for the Mortgage Loan was received by the related lender, or (b) the Mortgage Loan otherwise meets the provisions of 209 CMR 53.04(1); or (2) such that the Mortgage Loan is determined to be in the “borrower’s interest,” which determination incorporates the factors set forth in 209 CMR 53.04(3) for determining “borrower’s interest,” and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;
          (lxxi) No Loan is a “High Cost Home Loan” as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 et seq.);
          (lxxii) The Mortgagee has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;
          (lxxiii) The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;
          (lxxiv) With respect to each second lien Mortgage Loan, either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;
          (lxxv) No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. No Mortgage Loan is subject to any mandatory arbitration;
          (lxxvi) With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project. There are no liens against or security interests in the collateral which have priority over the lender’s security interest in the collateral, and such priority interest cannot be created in the future;
          (lxxvii) With respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of the Proprietary Lease and such documents have been duly and properly executed by such parties. Each Stock Power (i) has all signatures guaranteed or (ii) if

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all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan;
          (lxxviii) With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid. The Seller has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;
          (lxxix) With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to FNMA and qualified to do business in the jurisdiction where the Cooperative Apartment is located;
          (lxxx) With respect to each Cooperative Loan, each Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Pledge Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Apartment is transferred or sold without the consent of the holder thereof.
          (lxxxi) In the case of a Cooperative Loan, the related Cooperative Apartment, is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Cooperative Apartment and the related Project and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;
          (lxxxii) With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement; and
          (lxxxiii) With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan establishes in the Seller a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Seller has full right to sell and assign the same.

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          Subsection 7.03. Remedies for Breach of Representations and Warranties.
          It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), or in the event that any Mortgagor fails to make the first payment due to the Purchaser following the Closing Date, the Seller shall give prompt written notice to the Purchaser.
          Within 60 days of the earlier of either discovery by the Seller, or notice to the Seller, of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the Purchaser’s interest in a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. The Seller shall, at the request of the Purchaser and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Subsections 7.02(viii), (xlii), (xliii), (xliv) (li), (liii), (liv), (lv), (llvi), (lvii), (lviii), or (lxxv) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.
          At the time of repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.
          As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the

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Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by the Custodial Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.
          For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the greater of 100% or the Purchase Price percentage specified in the related Confirmation shall be distributed by the Seller in the month of substitution pursuant to the Servicing Addendum. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.
          In addition to such cure, repurchase and substitution obligation, the Seller shall indemnify the Initial Purchaser and any subsequent Purchaser and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in this Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Initial Purchaser and any subsequent Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Initial Purchaser and any subsequent Purchaser respecting a breach of the foregoing representations and warranties.
          Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

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          In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any repurchase or substitution of a defective Mortgage Loan pursuant to this Subsection 7.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.
          Subsection 7.04. Repurchase of Certain Mortgage Loans; Premium Protection.
          (a) Early Payment Default. In the event that (i) the first Due Date for a Mortgage Loan is prior to the Cut-off Date and the initial Monthly Payment is not made by the related Mortgagor within thirty (30) days of such Due Date or (ii) the first Monthly Payment on any Mortgage Loan due following the Cut-off Date is not made by the related Mortgagor within thirty (30) days of the related Due Date, then, in each such case, the Seller shall repurchase the affected Mortgage Loans at the Purchase Price, which shall be paid as provided for in Subsection 7.03. The Seller shall notify the Purchaser of any such default under this Subsection 7.04(a) within thirty (30) days of any such Mortgage Loan becoming thirty (30) days delinquent.
          (b) Purchase Price Protection. In the event that any Mortgage Loan prepays-in-full within three (3) months following the related Closing Date, Seller shall remit to the Initial Purchaser an amount equal to the product of (i) the excess of (A) the percentage of par as stated in the related Confirmation as the purchase price percentage (subject to adjustment as provided therein) over (B) 100%, times (ii) the outstanding principal balance of such Mortgage Loan as of the Cut-off Date. Such obligation to the Initial Purchaser shall survive any sale or assignment of the Mortgage Loans by the Initial Purchaser to any third party and shall be independently enforceable by the Initial Purchaser.
          SECTION 8. Closing. The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Initial Purchaser’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.
          The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:
(a)	all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)	the Initial Purchaser shall have received, or the Initial Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to

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the Initial Purchaser, duly executed by all signatories other than the Initial Purchaser as required pursuant to the terms hereof;

(c)	the Seller shall have delivered and released to the Custodian the Mortgage Loan Documents; and

(d)	all other terms and conditions of this Agreement shall have been complied with.
          Subject to the foregoing conditions, the Initial Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.
          SECTION 9. Closing Documents.
(a)	On or before the Initial Closing Date, the Seller shall submit to the Initial Purchaser fully executed originals of the following documents:

1.	this Agreement, in four counterparts;

2.	a Custodial Account Letter Agreement in the form attached as Exhibit 7 hereto;

3.	as Escrow Account Letter Agreement in the form attached as Exhibit 8 hereto;

4.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

5.	an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto;

6.	the Seller’s Underwriting Guidelines.

(b)	The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

1.	the related Confirmation;

2.	the related Mortgage Loan Schedule;

3.	an initial certification from the Custodian with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

4.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

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5.	if requested by the Initial Purchaser, an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto;

6.	a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

7.	a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

8.	an Assignment and Conveyance in the form of Exhibit 4 hereto; and

9.	in the event that the Seller’s Underwriting Guidelines have been modified following delivery to the Initial Purchaser, an updated copy of such Underwriting Guidelines.
          SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the initial transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, the cost of any recording service for recording such Assignments of Mortgage, and the Seller’s attorney’s fees, shall be paid by the Seller.
          SECTION 11. Seller’s Servicing Obligations. The Seller, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period, directly or through one or more Subservicers, in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 9, which Servicing Addendum is incorporated herein by reference.
          SECTION 12. Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates.
          The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may effect either:
(1)	one or more Whole Loan Transfers; and/or

(2)	one or more Securitization Transactions.

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          With respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by the Purchaser, the Seller agrees:
(1)	to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures;

(2)	to execute all Reconstitution Agreements, which may include, without limitation, an Assignment and Recognition Agreement in substantially the form attached hereto as Exhibit 10 and an Indemnification Agreement in substantially the form attached hereto as Exhibit 11, provided that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such other documents not specifically referenced or provided for herein;

(3)	with respect to any Whole Loan Transfer or Securitization Transaction, with respect to any Mortgage Loans, the Seller shall make the representations and warranties regarding the Seller and, if such Whole Loan Transfer or Securitization Transaction occurs within 12 months of the related Closing Date or such later period as specified in the related Confirmation, the Mortgage Loans set forth herein and such additional representations and warranties as are necessary to effect such Whole Loan Transfer, Securitization Transaction or servicing transfer, as of the date of the Whole Loan Transfer, Securitization Transaction, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Securitization Transaction and any events or circumstances existing subsequent to the related Closing Date(s); provided, however, that the representations and warranties set forth in Sections 7.02(xv), (xvii), (xxiii), (xxxiv), (xliii) and (lv) shall be made to the best of the Seller’s knowledge as of the date of such Whole Loan Transfer or Securitization Transaction;

(4)	to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller’s underwriting standards, the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser including, without limitation, information on the Mortgage Loans and the Seller’s underwriting standards, and to deliver to the Purchaser any similar non public, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions or any alleged misstatements or omissions contained in such information;

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(5)	to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

(6)	to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Securitization Transactions, as the case may be, such in-house Opinions of Counsel for a Securitization Transaction to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Securitization Transaction, as the case may be, shall be the responsibility of the Purchaser;

(7)	to negotiate and execute one or more subservicing agreements between the Seller and any Master Servicer designated by the Purchaser in its sole discretion after consultation with the Seller and/or one or more custodial and servicing agreements among the Purchaser, the Seller and a third party custodian/trustee designated by the Purchaser in its sole discretion after consultation with the Seller, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization; and

(8)	to transfer the servicing rights to the Purchaser or its designee as described in Section 16 upon the direction of the Purchaser.
          All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.
          SECTION 13. COMPLIANCE WITH REGULATION AB
          Subsection 13.01. Intent of the Parties; Reasonableness.
          The Purchaser and the Seller acknowledge and agree that the purpose of Section 13 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.
          Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Seller acknowledges that interpretations of the

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requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.
          The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.
          Subsection 13.02. Additional Representations and Warranties of the Seller.
          (i) The Seller shall be deemed to represent to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller’s financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.
          (ii) If so requested by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 13.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

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          Subsection 13.03. Information to Be Provided by the Seller.
          In connection with any Securitization Transaction the Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this Section.
          (i) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:
          (a) the originator’s form of organization;
          (b) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;
          (c) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer; and
          (d) a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:
(1)	any servicer;

(2)	any trustee;

(3)	any originator;

(4)	any significant obligor;

(5)	any enhancement or support provider; and

(6)	any other material transaction party.

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          (ii) If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.
          Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.
          If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

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          (iii) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:
          (a) the Servicer’s form of organization;
          (b) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:
     1. whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
     2. the extent of outsourcing the Servicer utilizes;
     3. whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
     4. whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
     5. such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;
          (c) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

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          (d) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;
          (e) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;
          (f) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;
          (g) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;
          (h) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;
          (i) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and
          (j) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:
(1)	any servicer;

(2)	any trustee;

(3)	any originator;

(4)	any significant obligor;

(5)	any enhancement or support provider; and

(6)	any other material transaction party.
          (iv) For the purpose of satisfying reporting obligations under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Seller, any Subservicer or any Third-Party Originator, (B) any

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affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, any Subservicer or any Third-Party Originator and any of the parties specified in clause (d) of paragraph (i) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Seller, and (E) the Seller’s entry into an agreement with a Subservicer or Subcontractor to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser, any Master Servicer and any Depositor a description of such proceedings, affiliations or relationships.
          (v) As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser, any Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with reporting obligations under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.
          (vi) Reserved.
          (vii) In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Seller or any Subservicer, the Seller or such Subservicer, as applicable, shall provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):
     (i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);
     (ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and
     (iii) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

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Additionally, the Seller shall provide to the Purchaser or its designee any loan-level or pool information with respect to the Mortgage Loans necessary to confirm loss, prepayment and delinquency information required in connection with the provision of Static Pool Information pursuant to Item 1105 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Seller under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.
          (viii) The Seller shall provide to a Purchaser, any Depositor and any Master Servicer such additional information as they may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, and such other information related to the Seller or any Subservicer or Seller’s or such Subservicer’s performance hereunder.
          Subsection 13.04. Servicer Compliance Statement.
          On or before March 1 of each calendar year, commencing in 2007, the Seller shall deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.
          Subsection 13.05. Report on Assessment of Compliance and Attestation.
          (i) On or before March 1 of each calendar year, commencing in 2007, the Seller shall:
     (1) deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Seller, and shall address each of the applicable Servicing Criteria specified on Exhibit 15 hereto (wherein “investor” shall mean any Master Servicer on behalf of the trust) or those Servicing Criteria otherwise mutually agreed to by the Purchaser, the Seller and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving

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interpretations of Regulation AB and incorporated into a revised Exhibit 15 delivered to the Purchaser at the time of any Securitization Transaction;
     (2) deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
     (3) cause each Subservicer, and each Subcontractor determined by the Seller pursuant to Section 13.06(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and
     (4) if requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 14.
The Seller acknowledges that the parties identified in clause (i)(4) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (i)(4) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.
          (ii) Each assessment of compliance provided by a Subservicer pursuant to Section 13.05(i)(1) shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit 15 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 13.05(i)(3) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 13.06.
          Subsection 13.06. Use of Subservicers and Subcontractors.
          The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (i) of this Section. The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the

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obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (ii) of this Section.
          (i) It shall not be necessary for the Seller to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer. The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(iii), (v), (vi) and (vii), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 13.03(iv) of this Agreement. The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 13.05 as and when required to be delivered.
          (ii) It shall not be necessary for the Seller to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Seller shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.
          As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Seller. The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.
          Subsection 13.07. Indemnification; Remedies.
          (a) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, any Master Servicer and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the

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Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:
     (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under this Section 13 by or on behalf of the Seller, or provided under this Section 13 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;
     (ii) any breach by the Seller of its obligations under this Section 13 or any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 13, including any failure by the Seller to identify pursuant to Section 13.06(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or
     (iii) any breach by the Seller of a representation or warranty set forth in Section 13.02(i) or in a writing furnished pursuant to Section 13.02(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(ii) to the extent made as of a date subsequent to such closing date; or
          (iv) the negligence, bad faith or willful misconduct of the Seller in connection with its performance under this Section 13.
          If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller on the other.
          This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.
          In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and

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each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator.
          (b)(i) Any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 13, or any breach by the Seller of a representation or warranty set forth in Section 13.02(i) or in a writing furnished pursuant to Section 13.02(ii) and made as of a date prior to the closing date of the related Securitization Transaction or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, and to the extent that such breach or delivery failure is not cured by the Seller by the earlier of (A) the date which is two (2) Business Days following such breach or delivery failure or (B) the date immediately prior to the closing date of the related Securitization Transaction, immediately and automatically, without notice, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, Master Servicer or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) and, if the Seller is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction; provided that, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.
     (ii) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 13.04 or 13.05, including (except as provided below) any failure by the Seller to identify pursuant to Section 13.06(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

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     Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph (b)(ii) if a failure of the Seller to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.
     (iii) The Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a Master Servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.
          SECTION 14. The Seller.
          Subsection 14.01. Additional Indemnification by the Seller.
          In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Initial Purchaser and any subsequent Purchaser and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Initial Purchaser and any subsequent Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.
          Subsection 14.02. Merger or Consolidation of the Seller.
          The Seller shall keep in full force and effect its existence, rights and franchises as a bank under the laws of the state of its formation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.
          Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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          Subsection 14.03. Limitation on Liability of the Seller and Others.
          Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller’s indemnification under Subsections 7.03 or 14.01.
          Subsection 14.04. Seller Not to Resign.
          The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual written consent of the Seller and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller in which event the Seller may resign as servicer. Any such determination permitting the resignation of the Seller as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser and which shall be provided at the cost of the Seller. No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 17.
          Subsection 14.05. No Transfer of Servicing.
          The Seller may not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, provided, however, that no such consent shall be required in connection with any merger, consolidation, or other transaction permitted by Subsection 14.02.

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          SECTION 15. DEFAULT.
          Subsection 15.01. Events of Default.
          In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:
     (i) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or
     (ii) any failure by the Seller to perform any of the covenants or agreements herein related to Regulation AB, which continues unremedied after any notice or grace period provided in Section 13 with respect to such failure; or
     (iii) failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or
     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or
     (v) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or
     (vi) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
     (vii) failure by the Seller to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located, except where such failure will not materially adversely affect the Seller’s ability to service the related Mortgage Loan pursuant to the terms hereof; or

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     (viii) the Seller ceases to meet the qualifications of either a Fannie Mae or Freddie Mac seller/servicer; or the Seller is not eligible to act as servicer for mortgage loans subject to residential mortgage backed securities transactions rated by any nationally recognized rating agency or is eligible to act as such only with enhanced credit support; or
     (ix) the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the written consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or
then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller as servicer under this Agreement. On or after the receipt by the Seller of such written notice, all authority and power of the Seller to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 17;
          Subsection 15.02. Waiver of Defaults.
          The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
          SECTION 16. Termination. The obligations and responsibilities of the Seller, as servicer, shall not be terminated except as provided in this Section 16 or in Sections 14.04 and 15.01. The respective obligations and responsibilities of the Seller, as servicer, shall terminate upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Seller) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to Section 15. Upon written request from the Purchaser in connection with any such termination, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller’s sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

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          SECTION 17. Successor to the Seller. Prior to termination of Seller’s responsibilities and duties under this Agreement pursuant to Section 14.04, 15.01 or 16, the Purchaser shall (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Seller as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 17 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03, 7.04 and 14.01 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.
          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement and the Custodial Agreement provided, however, that such successor shall not assume, and Seller shall indemnify such successor for, any and all liabilities arising out of the Seller’s acts as servicer. Any termination of the Seller as servicer pursuant to Section 12, 15 or 16 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation or remedies with respect to such claims.
          The Seller shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Servicing Files and Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Seller for amounts the Seller actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.
          SECTION 18. Financial Statements. The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser may make available to prospective purchasers the Seller’s financial statements for the most recently completed three (3) fiscal years respecting which such statements are available. The Seller also shall make available

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any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.
          The Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.
          SECTION 19. Mandatory Delivery: Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Initial Purchaser on or before the related Closing Date. The Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser’s (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Confirmation, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.
          SECTION 20. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:
(i)	if to the Purchaser:

Redwood Trust, Inc. One Belvedere Place, Suite 300 Mill Valley, CA 94904 Attn: Laura Jeffery

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(ii)	if to the Seller:

First Republic Bank 111 Pine Street San Francisco, California 94111 Attn: Anthony Sachs
or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).
          SECTION 21. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.
          SECTION 22. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
          SECTION 23. GOVERNING LAW; SUBMISSION TO JURISDICTION. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW

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YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND APPELLATE COURTS FROM ANY THEREOF;
          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 20; AND
          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
          SECTION 24. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.
          SECTION 25. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be

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repurchased by the Seller pursuant to Subsection 7.03 or 7.04 shall be retained solely by the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.
          SECTION 26. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.
          SECTION 27. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
          SECTION 28. Nonsolicitation. Each of the Seller and the Purchaser covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan. In addition, neither the Purchaser nor any of its agents, affiliates, or assignees shall solicit any Mortgagor for any other financial products or services. The foregoing shall not preclude either party from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts such party to request the refinancing of the related Mortgage Loan.
          SECTION 29. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)	the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)	references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)	reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)	the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

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(f)	the term “include” or “including” shall mean without limitation by reason of enumeration.
          SECTION 30. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
          SECTION 31. Third Party Beneficiary. For the purposes of Section 13 related to the requirements for delivery of reports on Assessment of Compliance, attestation reports, statements of compliance, back-up Sarbanes certification and additional monthly reporting requirements, each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereunder as if it were a direct party to this Agreement.
          SECTION 32. Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.
          SECTION 33. Entire Agreement. This Agreement together with applicable Confirmations constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and, except to the extent otherwise set forth in writing, supersedes any prior agreement and understandings with respect to those matters and transactions; provided, however, that in the event of a conflict between the terms of this Agreement and any Confirmation, the terms of the latter shall control.
          SECTION 34. Force Majeure. The Seller and the Purchaser shall be excused for the period of any delay in the performance of any obligations under this Agreement (other than the payment of money) when prevented from performing such obligations by cause or causes beyond their reasonable control, including, without limitation, civil commotion, war, invasions, rebellion, hostilities, military or usurped power, sabotage, pestilence, riots, fire or other casualty or acts of God.

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          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

FIRST REPUBLIC BANK (Seller)
By:
Name:
Title:

REDWOOD TRUST, INC. (Initial Purchaser)
By:
Name:
Title:

EXHIBIT 1
SELLER’S OFFICER’S CERTIFICATE
          I,                                                             , hereby certify that I am the duly elected                                          of First Republic Bank, a                                          (the “Seller”), and further certify, on behalf of the Seller as follows:
1.	Attached hereto as Attachment I are a true and correct copy of the Articles of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof.

2.	No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

3.	Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Master Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of July 1, 2006, by and between the Seller and Redwood Trust, Inc. (the “Purchaser”); (b) the Confirmation, dated 200_, between the Seller and the Purchaser (the “Confirmation”); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Confirmation was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.	Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on , 200___ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.	Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated , 200_. No event has occurred since , 200___ which has affected the good standing of the Seller under the laws of the State of .

6.	All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

7.	The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related

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Closing Date pursuant to the Purchase Agreement and the related Confirmation.
          All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:

[Seal]

FIRST REPUBLIC BANK
(Seller)

By:
Name:
		Title:	Vice President
          I,                                                             , Secreta ry of the Seller, hereby certify that                                                              is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.
          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

[Seal]

FIRST REPUBLIC BANK
(Seller)

By:
Name:
		Title:	[Assistant] Secretary

EXHIBIT 2
[FORM OF OPINION OF COUNSEL TO THE SELLER]

(Date)
Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA 94904

Re:	Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2006
Gentlemen:
          I have acted as counsel to First Republic Bank, a                                          (the “Seller”), in connection with the sale of certain mortgage loans by the Seller to Redwood Trust, Inc. (the “Purchaser”) pursuant to (i) a Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2006, between the Seller and the Purchaser (the “Purchase Agreement”) [and the Confirmation, dated                     , 200_, between the Seller and the Purchaser (the “Confirmation”)]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.
          In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:
A.	The Purchase Agreement;

B.	[The Confirmation;]

C.	The Seller’s [Certificate of Incorporation and by-laws][certificate of limited partnership and limited partnership agreement], as amended to date; and

D.	Resolutions adopted by the Board of Directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).
          For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to

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original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.
          On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:
          1. The Seller has been duly formed and is validly existing and in good standing under the laws of the State of Nevada with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Seller has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement [and the Confirmation (sometimes collectively, the “Agreements”)].
          2. The Purchase Agreement [and the Confirmation] have been duly and validly authorized, executed and delivered by the Seller.
          3. The Purchase Agreement [and the Confirmation] constitute valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.
          4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Purchase Agreement [and the Confirmation], or the consummation of the transactions contemplated by the Purchase Agreement [and the Confirmation], except for those consents, approvals, authorizations or orders which previously have been obtained.
          5. Neither the servicing of the Mortgage Loans by the Seller as provided in the Purchase Agreement [and the Confirmation,] nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement [and the Confirmation] will result in a breach of any term or provision of the Articles of incorporation or by-laws of the Seller, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Seller is a party or by which it is bound, (ii) any State of                      or federal statute or regulation applicable to the Seller, or (iii) any order of any State of                      or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or its ability to perform its obligations under the Purchase Agreement.
          6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement.

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          The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:
          A. I have assumed that all parties to the Agreements other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.
          B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 19 of the Purchase Agreement.
          C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Seller, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.
          I am admitted to practice in the State of                     , and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of                      and the Federal laws of the United States of America.
Very truly yours,

EXHIBIT 3
SECURITY RELEASE CERTIFICATION
          I. Release of Security Interest
                                                                      , hereby rel inquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Redwood Trust, Inc. from the Seller named below pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2006, as of the date and time of receipt by                                                              of $                     for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.
Name and Address of Financial Institution

(Name)

(Address)

By:

          II. Certification of Release
          The Seller named below hereby certifies to Redwood Trust, Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Redwood Trust, Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

Seller

By:
Name:
Title:

EXHIBIT 4
ASSIGNMENT AND CONVEYANCE
          On this                      day of                     , 200_, FIRST REPUBLIC BANK (“Seller”) as the Seller under that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Redwood Trust, Inc. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.
          The Seller confirms to the Purchaser that the representation and warranties set forth in Subsections 7.01 and 7.02 of the Agreement are true and correct with respect to the Seller and the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as of the date hereof, and that all statements made in the Seller’s Officer’s Certificates and all Attachments thereto remain complete, true and correct in all respects as of the date hereof, and that the Mortgage Loan characteristics identified on the attached Schedule are true and correct as of the date hereof.
          Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

FIRST REPUBLIC BANK
Seller

By:
Name:
Title:

EXHIBIT 5
CONTENTS OF EACH MORTGAGE FILE
          With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the Custodian:
1.	Copies of the Mortgage Loan Documents.

2.	Residential loan application.

3.	Mortgage Loan closing statement.

4.	Verification of employment and income, if applicable.

5.	Verification of acceptable evidence of source and amount of downpayment, if applicable.

6.	Credit report on Mortgagor.

7.	Residential appraisal report.

8.	Photograph of the Mortgaged Property.

9.	Survey of the Mortgaged Property.

10.	Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.	All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12.	If available, termite report, structural engineer’s report, water potability and septic certification.

13.	Sales Contract, if applicable.

14.	Hazard insurance policy.

15.	Flood Insurance policy, if applicable.

16.	Tax Service Contract.

17.	Flood Service Contract.

18.	Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

19.	Amortization schedule, if available.

20.	Payment history for Mortgage Loans that have been closed for more than 90 days.

21.	With respect to each Cooperative Loan, a project file which shall contain an Offering Plan and any additional information collected by the Seller during its review of the Project

EXHIBIT 6
MORTGAGE LOAN DOCUMENTS
(a)	the original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the Seller, endorsed in blank, “Pay to the order of , without recourse”, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement shall be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement shall be by “[name of last endorsee], formerly known as [previous name]”;

(b)	the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Mortgage shall be assigned, with assignee’s name left blank. If the Mortgage Loan was acquired by the last assignee in a merger, the Assignment of Mortgage shall be made by “[name of last assignee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, the Assignment of Mortgage shall be by “[name of last assignee], formerly known as [previous name];

(c)	the original of each guarantee executed in connection with the Mortgage Note, if any;

(d)	the original recorded Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller has not delivered or caused to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, (i) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by the Seller, escrow agent, title insurer or closing attorney to be a true and complete copy of the original recorded Mortgage and (ii) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(e)	originals of each assumption, modification, consolidation or extension agreement, if any;

(f)	the originals of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller, escrow agent, closing attorney or the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Seller; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)	if the Mortgage Note, the Mortgage, any Assignment of Mortgage or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

(h)	the original lender’s title insurance policy (or a marked title insurance commitment, in the event that an original lender’s title insurance policy has not yet been issued) in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by Fannie Mae and insuring the Purchaser and its successors and assigns as to the first or secured priority lien of the Mortgage in the original principal amount of the Mortgage Loan; and

(i)	the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

EXHIBIT 7
CUSTODIAL ACCOUNT LETTER AGREEMENT
                     __, 200_
To:
     (the “Depository”)
          As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of February 1, 2006, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “First Republic Bank in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

FIRST REPUBLIC BANK
(Seller)

By:
Name:
Title:
Date:

          The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number                      at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured to the full extent permitted by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

(Depository)

By:
Name:
Title:
Date:

EXHIBIT 8
ESCROW ACCOUNT LETTER AGREEMENT
                     __, 200_
To:
     (the “Depository”)
          As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of February 1, 2006, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “First Republic Bank in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

FIRST REPUBLIC BANK
(Seller)

By:
Name:
Title:
Date:

          The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number                      at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured to the full extent permitted by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

(Depository)

By:
Name:
Title:
Date:

EXHIBIT 9
SERVICING ADDENDUM
          Subsection 11.01 Seller to Act as Servicer.
          The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.
          Subject to the above-described servicing standards, the specific requirements and prohibitions of this Agreement and the respective Mortgage Loans, and the provisions of any primary insurance policy and applicable law, the Seller shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable. Without limiting the generality of the foregoing, the Seller shall, and is hereby authorized and empowered to (i) execute and deliver on behalf of itself and the Purchaser, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loan and with respect to the Mortgage Property and (ii) waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the related Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is in the interests of the Purchaser and is not prohibited by a primary insurance policy; provided, however, that the Seller may not, unless it has first obtained the consent of the Purchaser, permit any modification with respect to any Mortgage Loan that would vary the Mortgage Interest Rate, defer or forgive the payment of interest or of any principal, reduce the outstanding principal amount (other than as a result of its actual receipt of payment of principal on ), extend the final maturity date of such Mortgage Loan, or accept substitute or additional collateral or release any collateral for a Mortgage Loan. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.
          Notwithstanding anything to the contrary in this Agreement, in the event of an Assignment or a Securitization Transaction for which the Seller continues to service any Mortgage Loan, the Seller shall not make or permit any modification, waiver or amendment of any term of a Mortgage Loan that could cause any REMIC holding such Mortgage Loan to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or 860G(d) of the Code on any REMIC holding such Mortgage Loan.
          In servicing and administering the Mortgage Loans, the Seller shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser’s reliance on the Seller.

     The Seller shall cause to be maintained for each Cooperative Loan a copy of the Financing Statements and shall file and such Financing Statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.
     With respect to each Mortgage Loan which has been (or becomes) delinquent 30 days or more at least once since origination, the Seller has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Seller will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;
     With respect to each Mortgage Loan which has been (or becomes) delinquent 30 days or more at least once since origination, the Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;
          Subsection 11.02 Collection of Mortgage Loan Payments.
     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Seller shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.
          Subsection 11.03 Realization Upon Defaulted Mortgage Loans.
          (a) The Seller shall use its best efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. In addition, if an Additional Collateral Mortgage Loan becomes a defaulted Mortgage Loan, the Seller shall make all reasonable efforts to realize upon the related Additional Collateral, and any proceeds from the realization thereof, and not such Additional Collateral itself, shall be included in the related Liquidation Proceeds and deposited in the Custodial Account, net of any related Servicing Advances. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings and any proceedings with respect to Additional Collateral. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Seller shall (a) act in the best interests of the Purchaser, (b) commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller’s intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice and (c) respond to reasonable inquiries of the Purchaser with respect to the Mortgage Loan or related REO property. Notwithstanding the foregoing, the Seller may not sell a delinquent Mortgage Loan unless it has obtained the consent of the Purchaser. The Purchaser may instruct the Seller to commence foreclosure proceedings on any Mortgage Loan for which any payment remains delinquent for a period of 120 days or more. The Seller shall promptly notify the Purchaser in writing of the commencement of foreclosure proceedings and thereafter periodically advise the Purchaser of the status of the foreclosure proceedings and follow the Purchaser’s instructions in connection therewith. . In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.
          (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:
     (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and
     (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.
          The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vi).
          If the Seller determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Seller shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vi).
          (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Seller for any related unreimbursed Servicing Advances, pursuant to Subsection 11.05(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Seller as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Seller pursuant to Subsection 11.05(iv).
          Subsection 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.
          The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 7.
          The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:
(i)	all payments on account of principal on the Mortgage Loans;

(ii)	all payments on account of interest on the Mortgage Loans;

(iii)	all Liquidation Proceeds;

(iv)	all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(v)	all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

(vi)	all Monthly Advances;

(vii)	all proceeds of any Mortgage Loan repurchased in accordance with Subsections 7.03 and 7.04 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03;

(viii)	any amounts required to be deposited by the Seller pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(ix)	any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Subsection 11.13;

(x)	any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20; and

(xi)	with respect to each Principal Prepayment in full, an amount (to be paid by the Seller out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Interest Rate, provided, however, that in no event shall the aggregate of deposits made by the Seller pursuant to this clause (xi) exceed the aggregate amount of the Seller’s servicing compensation in the calendar month in which such deposits are required.
The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Subsection 11.01, need not be deposited by the Seller in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iii). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.
          If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Seller shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.
          Subsection 11.05 Permitted Withdrawals From the Custodial Account.
          The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:
(i)	to make distributions to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

(ii)	to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03 or 7.04, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 or 7.04, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

(iii)	to reimburse itself for unreimbursed Servicing Advances, the Seller’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03 or 7.04, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 or 7.04 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

(iv) to pay to itself pursuant to Subsection 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03 or Subsection 7.04 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

(vi) to reimburse the Seller for any Monthly Advance previously made which the Seller has determined to be a Nonrecoverable Monthly Advance;

(vii) to pay, or to reimburse the Seller for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

(viii) to clear and terminate the Custodial Account on the termination of this Agreement.
     The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) — (vii) above. The Seller shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vi) above.
          Subsection 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.
          The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 8.
          The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.
          Subsection 11.07 Permitted Withdrawals From Escrow Account.
          Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.
          Subsection 11.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.
          With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.
          The Seller shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which Fannie Mae no longer requires such insurance to be maintained. The Seller will not cancel or refuse to renew any Primary Insurance

Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non- renewed policy is obtained from and maintained with a Qualified Insurer. The Seller shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 11.19, the Seller shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Insurance Policy as provided above.
          In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Subsection 11.04, any amounts collected by the Seller under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05.
          Subsection 11.09 Transfer of Accounts.
          The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.
          Subsection 11.10 Maintenance of Hazard Insurance.
          The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount, subject to the limits of insurability required by applicable law, which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the sum of the outstanding principal balance of the Mortgage Loan and the outstanding principal balance of the related first lien mortgage loan, if applicable, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best’s Key Rating Guide, are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the state wherein the property subject to the policy is located.
          Subsection 11.11 Maintenance of Mortgage Impairment Insurance Policy.
          In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a rating in Best’s Key Rating Guide of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Purchaser.

          Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.
          The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers’ and Servicers’ Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.
          Subsection 11.13 Title, Management and Disposition of REO Property.
          In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.
          The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Seller to the Purchaser. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Seller provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that mortgage-backed securities related to the Mortgage Loan are outstanding. Seller shall manage, conserve, protect and operate each such REO Property for the holders of such securities solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Section 860F(a)(2)(E) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Seller shall either itself or through an agent selected by Seller, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, Seller shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.
          Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgage Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgage Property within the meaning of Section 860F(a) (2) (b) of the Code, unless the Seller has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.”
          With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by the Seller to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Each REO Account shall be established with the Seller or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the

Custodial Account Letter Agreement attached as Exhibit 7 hereto. An original of such letter agreement shall be furnished to any Purchaser upon request.
          The Seller shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Seller. The Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Seller shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.
          The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request. Together with such statement, the Seller shall furnish to the Purchaser a statement covering the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.
          Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Subsection 11.14.
          Subsection 11.14 Distributions.
          On each Distribution Date, the Seller shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05; plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Subsection 11.21, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Distribution Date and (iv) any amounts attributable to Monthly Prepayments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.
          All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.
          With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.
          Subsection 11.15 Remittance Reports.
          No later than the fifth Business Day of each month, the Seller shall furnish to the Purchaser or its designee an electronic file containing, the monthly data specified on Exhibit 13 hereto in a form acceptable to the Purchaser and the Seller. On the Business Day following each Determination Date, the Seller shall deliver to the Purchaser or its designee by telecopy (or by such other means as the Seller and the Purchaser may agree from time to time) an electronic file containing, and a hard copy of, the determination data with respect to the related Distribution Date, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Seller shall forward to the Purchaser by e-mail an electronic file in a form acceptable to the Purchaser and the Seller containing the information set forth in the Remittance Report with respect to the related Distribution Date.
          Subsection 11.16 Statements to the Purchaser.
          Not later than fifteen (15) days after each Distribution Date, the Seller shall forward to the Purchaser or its designee a statement prepared by the Seller setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.
          In addition, not more than sixty (60) days after the end of each calendar year, the Seller shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

          The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.
          Subsection 11.17 Real Estate Owned Reports.
          Together with the statement furnished pursuant to Subsection 11.02, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.
          Subsection 11.18 Liquidation Reports.
          Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.
          Subsection 11.19 Assumption Agreements.
          The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If the Seller reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.19, the Seller, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.
          In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Seller for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Subsection 11.04.
          Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.
          Subsection 11.20 Satisfaction of Mortgages and Release of Mortgage Files.
          Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification of a servicing officer of the Seller (a “Servicing Officer”), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.
          In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.
          From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage Loan Documents held by the Purchaser or the Custodian to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation

Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.
          Subsection 11.21 Monthly Advances by the Seller.
          (a) Not later than the close of business on the Business Day preceding each Distribution Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Subsection 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.
          (b) The obligation of the Seller to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Seller if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Seller that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.
          Subsection 11.22 Servicing Compensation.
          As compensation for its services hereunder, the Seller shall, subject to Subsection 11.04(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Subsection 11.19, Prepayment Charges and late payment charges and similar ancillary servicing compensation shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.
          Subsection 11.23 Notification of Adjustments.
          On each Adjustment Date, the Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Seller also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Seller’s methods of implementing such interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.
          Subsection 11.24 Statement as to Compliance.
          (a) Unless the Seller provides the statement described in Subsection 13.05(i)(1), the Seller will deliver to the Purchaser, not later than 75 days following the end of each calendar year, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.
          (b) The Seller shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Subsection 11.24, Subsection 11.25 or Subsection 11.26, or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Subsection 11.24, Subsection 11.25 or Subsection 11.26, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.
          Subsection 11.25 Independent Public Accountants’ Servicing Report.
          Unless the Seller provides the report described in Section 13.05(i)(2) of this Agreement, not later than 75 days following the end of each calendar year, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with this Agreement or such pooling and servicing agreements, as applicable, except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.
          Subsection 11.26 Purchaser’s Right to Examine Seller’s Records.
          The Purchaser shall have the right, at its expense, upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances and on the Seller’s premises, to examine and audit any and all of the books, records or other information of the Seller whether held by the Seller or by another on behalf of the Seller which relate to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement, and to discuss such books, records or other information with an officer or employee of the Seller who is knowledgeable about the matters contained therein, upon Purchaser’s reasonable request.
          Subsection 11.27 Reports and Returns to be Filed by the Seller.
          The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.
          Subsection 11.28 Compliance with REMIC Provisions.
          If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.
          Subsection 11.29 Superior Liens.
          With respect to each second lien Mortgage, the Seller shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Seller shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Borrower or the Mortgaged Property by the superior lienholder.
          If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Seller shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to REMICs pursuant to the Internal Revenue Code. The Seller shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Seller determines that such Servicing Advance is in the best interests of the Purchaser. The Seller shall not make such a Servicing Advance except to the extent that it determines that such advance would not be a Nonrecoverable Servicing Advance from Liquidation Proceeds on the related Mortgage Loan. The Seller shall thereafter take such action as is necessary to recover the amount so advanced.
          Subsection 11.30 Sub-Servicing Agreements Between the Seller and Subservicers.
          The Seller, as servicer, may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a Sub-Servicing Agreement; provided that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Seller or a Subservicer or reference to actions taken through the Seller or otherwise, the Seller shall remain obligated and liable to the Purchaser and its successors and assigns for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Seller alone were servicing and administering the Mortgage Loans. Every Sub-Servicing Agreement entered into by the Seller shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of each Subservicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Seller with the same force and effect as if performed directly by the Seller.
          For purposes of this Agreement, the Seller shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Seller.

          Subsection 11.31 Successor Subservicers.
          Any Sub-Servicing Agreement shall provide that the Seller shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Subservicer which qualifies under Subsection 11.33. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to the Seller without fee, in accordance with the terms of this Agreement, in the event that the Seller (or any successor to the Seller) shall, for any reason, no longer be the servicer of the related Mortgage Loans (including termination due to an Event of Default).
          Subsection 11.32 No Contractual Relationship Between Subservicer and Purchaser.
          Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Seller alone and the Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Subsection 11.33.
          Subsection 11.33 Assumption or Termination of Sub-Servicing Agreement by Successor Servicer.
          In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Seller hereunder by a successor servicer pursuant to Section 16 of this Agreement, it is understood and agreed that the Seller’s rights and obligations under any Sub-Servicing Agreement then in force between the Seller and a Subservicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Subservicer.
          The Seller shall, upon the reasonable request of the Purchaser, but at its own expense, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

EXHIBIT 10
FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT
(FOR SECURITIZATION TRANSACTIONS #1)
          THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, DATED AS OF [      ], 2006 (THE “ASSIGNMENT”), IS ENTERED INTO AMONG REDWOOD TRUST, INC. (THE “ASSIGNOR”), [      ] (THE “ASSIGNEE”) AND FIRST REPUBLIC BANK, AS THE SELLER AND SERVICER (THE “SELLER”).
RECITALS
WHEREAS, the Assignor, and the Seller have entered into a certain Master Mortgage Loan Purchase & Servicing Agreement, dated as of July 1, 2006, and pursuant to the Commitment Letter(s) issued under the Master Mortgage Loan Purchase and Servicing Agreement and listed in Appendix A hereto (the “Commitment Letter(s)”) (together with the Master Mortgage Loan Purchase and Servicing Agreement, the “Agreements”) Assignor acquired from the Seller certain Mortgage Loans (the “Specified Mortgage Loans”) which are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”) and the Seller agreed to service such Mortgage Loans; and
          WHEREAS, the Assignor has agreed to sell, assign and transfer to Assignee all of its right, title and interest in the Specified Mortgage Loans and its rights under the Agreements with respect to the Specified Mortgage Loans; and
          WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.
          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:
          1. Assignment and Assumption.
     (a) Effective on and as of the date hereof, the Assignor hereby sells, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all of its rights and obligations provided under the Agreements to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller hereby acknowledges such assignment and assumption.

          (b) Effective on and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s interest in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.
2. Recognition of the Assignee.
From and after the date hereof, the Seller shall recognize the Assignee as the holder of the rights and benefits of the Purchaser with respect to the Specified Mortgage Loans and the Seller will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Seller had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Agreements with the Assignee as the Purchaser thereunder, the terms of which Agreements are incorporated herein by reference. It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.
3. Representations and Warranties.
     (a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or the Assignor other than those contained in the Agreements or this Assignment.
     (b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.
     (c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
4. Continuing Effect.
Except as contemplated hereby, the Agreements shall remain in full force and effect in accordance with its terms. This Assignment constitutes a Reconstitution Agreement as contemplated in Section 12(2)of the Master Mortgage Loan Purchase and Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.
5. Governing Law.
This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of California.

6. Notices.
Any notices or other communications permitted or required under the Agreements to be made to the Assignor and Assignee shall be made in accordance with the terms of the Agreements and shall be sent to the Assignor and Assignee as follows:
Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA 94941
[ASSIGNEE]
or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Agreements.
7. Counterparts.
This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.
8. Definitions.
Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreements.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

REDWOOD TRUST, INC.

By:

Name:

Title:

ASSIGNEE:

[ ].

By:

Name:

Title:

SELLER:

FIRST REPUBLIC BANK

By:

Name:

Title:

EXHIBIT I

APPENDIX A

Commitment Letter(s)

EXHIBIT 6 (CONTINUED)
FORM OF
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
[FOR SECURITIZATION TRANSACTIONS #2]
          THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, DATED AS OF [     ] ___, 2006 (THE “ASSIGNMENT”), IS ENTERED INTO AMONG [          ] (THE “ASSIGNOR”), FIRST REPUBLIC BANK, AS THE SELLER AND THE SERVICER (THE “SELLER”), AND [          ] (“          ”) AS TRUSTEE UNDER A POOLING AND SERVICING AGREEMENT DATED AS OF [          ], 2006 (THE “POOLING AND SERVICING AGREEMENT”), AMONG THE ASSIGNOR, AS DEPOSITOR, [          ](IN SUCH TRUSTEE CAPACITY, THE “ASSIGNEE”) AND [          ] AS MASTER SERVICER AND SECURITIES ADMINISTRATOR.
RECITALS
WHEREAS, Redwood Trust, Inc. (“Redwood”) and the Seller have entered into a certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2006 (the “Master Mortgage Loan Purchase and Servicing Agreement”), and pursuant to the Commitment Letter(s) issued under the Master Mortgage Loan Sale and Servicing Agreement and listed in Appendix A hereto (the “Commitment Letter(s)”) (together with the Master Mortgage Loan Purchase and Servicing Agreement, the “Agreements”) Redwood has acquired from the Seller certain Mortgage Loans (the “Mortgage Loans”) and the Seller has agreed to service such Mortgage Loans; and
          WHEREAS, Redwood has previously sold, assigned and transferred all of its right, title and interest in certain of the Mortgage Loans (the “Specified Mortgage Loans”) which are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”) and certain rights under the Agreements with respect to the Specified Mortgage Loans to Assignor; and

     WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:
     1. Assignment and Assumption.
          (a) Effective on and as of the date hereof, the Assignor hereby pledges, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all of its rights (but none of the Purchaser’s obligations) provided under the Agreements to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller and the Servicer hereby acknowledge such assignment and assumption.
     (b) Effective on and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s interest in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.
2. Recognition of the Assignee.
From and after the date hereof, subject to Section 3 below, the Seller shall recognize the Assignee as the holder of the rights and benefits of the Purchaser with respect to the Specified Mortgage Loans and the Seller will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Seller had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Agreements (as amended hereby) with the Assignee as the Purchaser thereunder, the terms of which Agreements are incorporated herein by reference and amended hereby. It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.
3. Assignor’s Continuing Rights and Responsibilities.
Notwithstanding Sections 1 and 2 above, the parties hereto agree that the Assignor rather than the Assignee shall have the ongoing rights to take action and the responsibilities of the Purchaser under the following sections of the Agreements:
          Master Mortgage Loan Purchase and Servicing Agreement:

Section	Matter
6.03, 1st and 2nd ¶’s	(a) Remedies for Breach of Representations and Warranties.

7.04(a)	(b) Early Payment Default.

11.01¶	(c) Seller to Act as Servicer.

11.03	(d) Realization Upon Defaulted Mortgage Loans.

11.13, 3rd ¶	(e) Title, Management and Disposition of REO Property.

11.19	(f) Assumption Agreements.

11.26	(g) Purchaser’s Right to Examine Seller’s Records.

14.01	(h) Indemnification; Third Party Claims.

14.05	(i) No Transfer of Servicing.

In addition, the Servicer agrees to furnish to the Assignor as well as the Assignee copies of reports, notices, statements and other communications required to be delivered by the Servicer pursuant to any of the sections of the Agreements referred to above and under the following sections, at the times therein specified:
     Master Mortgage Loan Purchase and Servicing Agreement:

Section
11.09	(a) Transfer of Accounts.

11.16	(b) Statements to Purchaser.

13.04	(c) Servicer Compliance Statement.

13.05(1)	(d) Report on Assessment of Compliance and Attestation.

13.05(2)	(e) Annual Independent Public Accountant’s Servicing Report.
4. Amendment to the Agreements.
The Agreements are hereby amended as set forth in Appendix B hereto with respect to the Specified Mortgage Loans.
5. Representations and Warranties.
     (a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or the Assignor other than those contained in the Agreements or this Assignment.
     (b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.
     (c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
     6. Continuing Effect.
Except as contemplated hereby, the Agreements shall remain in full force and effect in accordance with its terms. This Assignment constitutes a Reconstitution Agreement as contemplated in Section 12 (2) of the Master Mortgage Loan Purchase and Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.
     7. Governing Law.
This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of California.
     8. Notices.
Any notices or other communications permitted or required under the Agreements to be made to the Assignor and Assignee shall be made in accordance with the terms of the Agreements and shall be sent to the Assignor and Assignee as follows:
[ASSIGNOR]
[ASSIGNEE]
or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Agreements.
9. Counterparts.
This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.
10. Definitions.
[SIGNATURE PAGE FOLLOWS]

EXHIBIT 11
FORM OF INDEMNIFICATION AGREEMENT
[IDENTIFY CERTIFICATES]
[DATE]
     Indemnification Agreement dated as of [DATE] (the “Agreement”) among FIRST REPUBLIC BANK (“FRB”), [UNDERWRITER] [any other underwriters] (the “Underwriter”) and [DEPOSITOR]. (the “Depositor”).
     Reference is made to the issuance of [                    ] (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of [DATE] (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, [MASTER SERVICER], as master servicer and securities administrator, and [TRUSTEE], as trustee (the “Trustee”). The Depositor will sell certain of the Certificates to the Underwriter(s) for offer and sale pursuant to the terms of an Underwriting Agreement, dated [DATE] (the “Underwriting Agreement”), between the Depositor, RWT Holdings, Inc. and Redwood Trust, Inc. (the Depositor, RWT Holdings, Inc. and Redwood Trust, Inc. together, the “Redwood Entities”) and the Underwriter(s). Reference is also made to the Term Sheet dated [DATE](the “Term Sheet”) and the Prospectus Supplement dated [DATE] (the “Prospectus Supplement”) relating to the Certificates (the Term Sheet and the Prospectus Supplement together, the “Offering Materials”).
     FRB hereby agrees to indemnify and hold harmless the Redwood Entities, [ISSUING ENTITY] (the “Issuing Entity”) and the Underwriter(s), the respective present and former directors, officers, employees and agents of each of the foregoing and each person, if any, who controls each of the Redwood Entities or the Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the FRB Information (as defined herein), or arise out of, or are based upon, the omission or alleged omission to state in the FRB Information any material fact required to be stated therein or necessary to make the statements in the FRB Information, in light of the circumstances under which they were made, not misleading, and will reimburse the Redwood Entities, the Issuing Entity and each Underwriter, the present and former respective officers, directors, employees and agents of each of the foregoing and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses, as and when incurred.
     The Underwriters, severally and not jointly, hereby agree to indemnify and hold harmless FRB, the respective present and former directors, officers, employees and agents of FRB and each person, if any, who controls FRB within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Underwriters’ Information (as defined herein), or arise out of, or are based upon, the omission or alleged omission to state in the Underwriters’ Information any material fact required to be stated therein or necessary to make the statements in the Underwriters’ Information, in light of the circumstances under which they were made, not misleading, and will reimburse FRB, the present and former respective officers, directors, employees and agents of FRB and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses, as and when incurred.
     The Redwood Entities hereby agree to indemnify and hold harmless FRB, the respective present and former directors, officers, employees and agents of FRB and each person, if any, who controls FRB within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain as and when such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses are incurred, insofar as such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Term Sheet or the Prospectus Supplement other than the FRB Information and the Underwriters’ Information (the “Redwood Entities’ Information”), or arise out of, or are based upon, the omission or alleged omission to state in the Redwood Entities’ Information any material fact required to be stated therein or necessary to make the statements in the Redwood Entities’ Information, in light of the circumstances under which they were made, not misleading, and will reimburse FRB, the present and former respective officers, directors, employees and agents of FRB and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such losses, claims, liabilities, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses, as and when incurred.
     For purposes of this Indemnification Agreement, the Redwood Entities, the Issuing Entity, each Underwriter and FRB acknowledge and agree that the statements set forth in the Term Sheet, under the headings “[Static Pool—FRB,” “Mortgage Loan Origination—FRB Home Loans’ Underwriting Guidelines,” and “The Servicers—FRB Servicing” (including the tables in such section) in the Prospectus Supplement, including any supplement or amendment thereto, and on FRB’s internet website at [www.                    ] as to static pool information, [UPDATE AS NEEDED FOR EACH DEAL] constitute the only information furnished to the Redwood Entities, the Issuing Entity and the Underwriters by or on behalf of FRB for inclusion in the Offering Materials (the “FRB Information”) and FRB hereby represents and warrants, as of the date of the Offering Materials, that the FRB Information is true and correct in all material respects and includes all information that is required to be provided with respect to FRB and its static pool information and its origination and servicing activities under Items 1105, 1108, 1110, 1117 and 1119 of Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time.
     For purposes of this Indemnification Agreement, the Redwood Entities, the Issuing Entity, each Underwriter and FRB also acknowledge and agree that the statements set forth in the last paragraph on the front cover page of the Prospectus Supplement and in the second and fourth paragraphs under the heading “Method of Distribution” in the Prospectus Supplement, constitute the only information furnished by the Underwriters for inclusion in the Offering Materials (the “Underwriters’ Information”)[UPDATE AS NEEDED FOR EACH DEAL] and each Underwriter hereby represents and warrants, as of the date of the Offering Materials, that the Underwriters’ Information is true and correct in all material respects.
     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that such indemnifying party may have to any indemnified party under this Agreement except to the extent that such indemnifying party has been materially prejudiced by such failure; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability that such indemnifying party may have to any indemnified party otherwise than under this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that such indemnifying party may wish, to assume (at its own expense) the defense thereof, with counsel satisfactory to such indemnified party (which counsel may be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party hereunder, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have agreed in writing to the continuing participation of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the opinion of such counsel, be inappropriate due to the actual or potential differing interests between them. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party, which will not be unreasonably withheld or delayed or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party; provided, however, that the indemnifying party, without the consent of the indemnified party, shall not agree to any settlement if the matter involves any possible criminal action or proceeding, or contains a stipulation to, or admission or acknowledgment of any wrongdoing (in tort or otherwise) on the part of the indemnified party.
     If recovery is not available under the foregoing indemnification provisions for any reason other than as specified therein, each indemnified party shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of such contribution, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission, the relative fault of the parties, and any other equitable considerations appropriate under the circumstances; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Indemnification Agreement, each Person, if any, that controls any Underwriter or the Redwood Entities within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as does each Underwriter, the Redwood Entities, and each Person, if any, that controls FRB within the meaning of either the 1933 Act or the 1934 Act and each director of FRB shall have the same rights to contribution as FRB. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph.
     The agreements, indemnities and representations of the parties thereto contained herein or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any parties hereto or any of the controlling persons referred to herein, and will survive the sale of the Certificates.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assignees and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument.
[SIGNATURES COMMENCE ON FOLLOWING PAGE]

11

Executed as of the day and year first above written.

FIRST REPUBLIC BANK.
By:
Name:
Title:

[DEPOSITOR]
By:
Name:
Title:

[UNDERWRITER]
By:
Name:
Title:

[OTHER UNDERWRITER]
By:
Name:
Title:

[OTHER UNDERWRITER]
By:
Name:
Title:

[          ], as Issuing Entity

By: [TRUSTEE], not in its individual capacity but solely as Trustee
By:
Name:
Title:

RWT HOLDINGS, INC.
By:
Name:
Title:

REDWOOD TRUST, INC.
By:
Name:
Title:

          IN WITNESS WHEREOF, the Depositor, Underwriter and Company have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 12
RESERVED

EXHIBIT 13
FORM OF REMITTANCE REPORT

EXHIBIT 14
FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]
     I,                                                                                  , the                                                              of [NAME OF COMPANY] and, in such capacity, the officer in charge of the Company’s responsibility on Exhibit 15 to the Agreement. I hereby certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:
     (i) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all other data, servicing reports, officer’s certificates and other information relating to the performance of the Company under the terms of the Agreement and the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement to the extent included in any Form 8-Ks, Form 10-Ds, Form 10-Ks or similar forms required by the Commission from time to time for the period covered by the Compliance Statement (collectively, the “Company Servicing Information”);
     (ii) Based on my knowledge, the reports and information comprising the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the period covered by, or the date of such reports or information or the date of this certification;
     (iii) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];
     (iv) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

     (v) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. The Servicing Assessment and the Attestation Report cover all items of the servicing criteria identified on Exhibit 15 to the Agreement as applicable to the Company. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports. The following material instances of noncompliance identified in the Servicing Assessment and the Attestation Report relate to the performance or obligations of the Company under the Agreement:                      (if none, state “None.”)

Date:

By:

Name:

Title:

EXHIBIT 15
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
          The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Applicable
Servicing
Servicing Criteria		Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

Applicable
Servicing
Servicing Criteria		Criteria
Reference	Criteria

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

Applicable
Servicing
Servicing Criteria		Criteria
Reference	Criteria

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]
Date:

By:
Name:
Title:

FIRST REPUBLIC – SEQUOIA TO TRUSTEE
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
FOR
MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
     This Assignment, Assumption and Recognition Agreement, dated as of May 25, 2007 (the “Assignment”), is entered into among Sequoia Residential Funding, Inc. (the Assignor”), First Republic Bank (the “Seller”) as the Servicer (the “Servicer”), and HSBC Bank USA, National Association (“HSBC Bank”) as Trustee under a Pooling and Servicing Agreement dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among the Assignor, as Depositor, HSBC Bank (in such capacity, the “Assignee”) and Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator.
RECITALS
     WHEREAS, Redwood Trust, Inc. (“Redwood”), the Seller and the Servicer have entered into a certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of July 1, 2006 (the “Master Purchase and Servicing Agreement”), and pursuant to the Confirmation(s) issued under the Master Purchase and Servicing Agreement and listed in Appendix A hereto (the “Confirmation(s)” and, together with the Master Purchase and Servicing Agreement, the “Agreements”) Redwood acquired from the Seller certain Mortgage Loans (the “Mortgage Loans”), and pursuant to Assignment, Assumption and Recognition Agreements, dated the same dates as the Purchase Confirmations listed in Appendix A, among Redwood, First Republic Bank and RWT Holdings, Inc. (“RWT”) (the “Redwood Assignments,” and together with the Agreements, the “Master Purchase Agreements”) Redwood has sold to RWT the Mortgage Loans previously acquired by Redwood under the Agreements; and
     WHEREAS, RWT has previously sold, assigned and transferred all of its right, title and interest in certain of the Mortgage Loans (the “Specified Mortgage Loans”) which are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”) and its rights under the Master Purchase Agreements with respect to the Specified Mortgage Loans to Assignor; and
     WHEREAS, the Assignor has agreed to sell, assign and transfer to Assignee all of its right, title and interest in the Specified Mortgage Loans and its right under the Master Purchase Agreements with respect to the Specified Mortgage Loans; and
     WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

     1. Assignment and Assumption.
          (a) Effective on and as of the date hereof, the Assignor hereby pledges, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all of its rights (but none of the Purchaser’s obligations) provided under the Master Purchase Agreements to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller and the Servicer hereby acknowledges such assignment and assumption.
     (b) Effective on and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s interest in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.
     2. Recognition of the Assignee.
From and after the date hereof, subject to Section 3 below, the Seller and the Servicer shall recognize the Assignee as the holder of the rights and benefits of the Purchaser with respect to the Specified Mortgage Loans and the Servicer will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Servicer had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Agreements(as amended hereby) with the Assignee as the Purchaser thereunder, the terms of which Agreements are incorporated herein by reference and amended hereby. It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.
     3. Assignor’s Continuing Rights and Responsibilities.
Notwithstanding Sections 1 and 2 above, the parties hereto agree that the Assignor rather than the Assignee shall have the ongoing rights to take action and the responsibilities of the Purchaser under the following sections of the Agreements:
     Master Purchase and Servicing Agreement:

Section	Matter
7.03, 1st, 2nd, 3rd and 4th ¶’s	(a) Remedies for Breach of Representations and Warranties.

7.04	(b) Repurchase of Certain Mortgage Loans; Premium Protection.

11.01, 2nd ¶	(c) Seller to Act as Servicer.

Section	Matter
11.03	(d) Realization Upon Defaulted Mortgage Loans.

11.13, 2nd ¶	(e) Title, Management and Disposition of REO Property.

11.26	(f) Purchaser’s Right to Examine Seller’s Records.

13	(g) Compliance with Regulation AB.

14.01	(h) Additional Indemnification by the Seller.

14.04	(i) Seller Not to Resign.
In addition, the Servicer agrees to furnish to the Assignor and the Master Servicer copies of reports, notices, statements and other communications required to be delivered by the Servicer pursuant to any of the sections of the Agreements referred to above and under the following sections, at the times therein specified:
     Master Purchase and Servicing Agreement:

Section
11.09	(a) Transfer of Accounts.

11.16	(b) Statements to the Purchaser.

13.03	(c) Information to be Provided by the Seller.

13.04	(d) Servicer Compliance Statement.

13.05	(e) Report on Assessment of Compliance and Attestation.
4. Amendment to the Agreements.
The Master Purchase Agreements are hereby amended as set forth in Appendix B hereto with respect to the Specified Mortgage Loans.

5. Representations and Warranties.
     (a) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.
     (b) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

6. Continuing Effect.
Except as contemplated hereby, the Agreements shall remain in full force and effect in accordance with their terms. This Assignment constitutes a Reconstitution Agreement as contemplated in Section 12 of the Master Purchase and Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.
7. Governing Law.
This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.
8. Notices.
Any notices or other communications permitted or required under the Agreements to be made to the Assignor and Assignee shall be made in accordance with the terms of the Agreements and shall be sent to the Assignor and Assignee as follows:
Sequoia Residential Funding, Inc.
One Belvedere Place, Suite 330
Mill Valley, CA 94941
HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Master Purchase Agreements.
9. Counterparts.
This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.
10. Definitions.
Any capitalized term used but not defined in this Assignment has the same meaning as in the Master Purchase Agreements.

     11. Master Servicer.
          The Seller and the Servicer hereby acknowledge that the Assignee has appointed Wells Fargo Bank, N. A. (the “Master Servicer”) to act as master servicer and securities administrator under the Pooling and Servicing Agreement and hereby agrees to treat all inquiries, instructions, authorizations and other communications from the Master Servicer as if the same had been received from the Assignee. The Master Servicer, acting on behalf of the Assignee, shall have the rights of the Assignee as the Purchaser under the Master Purchase Agreements to enforce the obligations of the Servicer thereunder. Any notices or other communications permitted or required under the Master Purchase Agreements to be made to the Assignee shall be made in accordance with the terms of the Master Purchase Agreements and shall be sent to the Master Servicer at the following address:
Wells Fargo Bank, N. A.
P.O. Box 98
Columbia, Maryland 21046
(or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045)
Attention: Sequoia Mortgage Trust 2007-2
or to such other address as may hereafter be furnished by the Master Servicer to Servicer. Any such notices or other communications permitted or required under the Master Purchase Agreements may be delivered in electronic format unless manual signature is required in which case a hard copy of such report or communication shall be required.
          The Seller and the Servicer further acknowledge that the Assignor has engaged the Master Servicer to provide certain default administration and that the Master Servicer, acting as agent of the Assignor, may exercise any of the rights of the Purchaser retained by the Assignor in Section 3 above.
          The Servicer shall make all distributions under the Master Purchase Agreements, as they relate to the Specified Mortgage Loans, to the Master Servicer by wire transfer of immediately funds to:

Wells Fargo Bank, NA
San Francisco, CA
ABA# 121-000-248
Acct# 3970771416
Acct Name: SAS Clearing
FFC: 53145300, Sequoia 2007-2

          12. Successors and Assigns.
          Upon a transfer of the Specified Mortgage Loans by the Assignee (other than in respect of repurchases pursuant to Section 6.03 or Section 7.03 of the Master Purchase and Servicing Agreement) to a buyer (“buyer”), such transfer shall constitute a Reconstitution subject to the terms of Section 12 of the Master Purchase and Servicing Agreement. Upon the closing of such transfer, the rights and obligations of Purchaser retained by the Assignor pursuant to this Assignment shall automatically terminate and the buyer shall be deemed to possess all of the rights and obligations of Purchaser under the Master Purchase, provided, however, that the Assignor shall remain liable for any obligations as Purchaser arising from or attributable to the period from the date hereof to the closing date of such transfer.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

SEQUOIA RESIDENTIAL FUNDING, INC.

By:

Name:

Title:

ASSIGNEE:

HSBC BANK USA, NATIONAL
ASSOCIATION

By:

Name:

Title:

SELLER:

FIRST REPUBLIC BANK

By:

Name:

Title:

SERVICER:

FIRST REPUBLIC BANK

By:

Name:

Title:

EXHIBIT I
SEMT 2007-02

loannumber	OriginalBalance	CurrentBalance	State	servicer	Current Loan #	brwlastname	originator
220607275	1300000	1274852.49	CT	First Republic	220607275	DENAUT	First Republic
220625145	1505000	983794.89	CT	First Republic	220625145	WILLIAMS	First Republic
220639591	1000000	987850.14	CA	First Republic	220639591	KATO	First Republic
220687707	567750	153100.12	CA	First Republic	220687707	CONTRACTOR	First Republic
220553156	341250	341250	CA	First Republic	220553156	ZANCHI	First Republic
220571836	1100000	1100000	CA	First Republic	220571836	SPALDING APARTMENTS	First Republic
220571877	1000000	1000000	CA	First Republic	220571877	LUCAS	First Republic
220599068	1036335	972478.92	CA	First Republic	220599068	CAMPBELL	First Republic
220599845	325000	325000	CA	First Republic	220599845	CLURMAN	First Republic
220619148	308000	308000	CA	First Republic	220619148	AARONS	First Republic
220621433	936000	900000	NJ	First Republic	220621433	VOLLBRECHTHAUSEN	First Republic
220625244	548000	548000	NY	First Republic	220625244	TRIMARCHI	First Republic
220630475	1271200	1271200	CA	First Republic	220630475	COX	First Republic
220634733	1038750	1038750	NY	First Republic	220634733	BRADLEY NIESTAT	First Republic
220636639	1480000	659014.21	CT	First Republic	220636639	MCGRATH	First Republic
220639781	1000000	999142.64	CA	First Republic	220639781	FRITZ JR	First Republic
220642173	1420000	926249.07	CA	First Republic	220642173	MARY HADFIELD	First Republic
220644781	1100000	1100000	CA	First Republic	220644781	WILEN	First Republic
220647057	404000	329576.04	CA	First Republic	220647057	KAFETZOPOULOS	First Republic
220649350	500000	200000	CA	First Republic	220649350	BUTLER	First Republic
220649400	1400000	1118395.83	CA	First Republic	220649400	VINEYARDS LP	First Republic
220649897	186000	186000	CA	First Republic	220649897	HAMBRECHT	First Republic
220649921	525000	525000	NY	First Republic	220649921	HAMBRECHT	First Republic
220650150	248000	198333.7	CO	First Republic	220650150	NUTT	First Republic
220653667	631500	388999.99	TX	First Republic	220653667	MCNEIL	First Republic
220653774	970000	970000	UT	First Republic	220653774	SMITH	First Republic
220654285	500000	324958.27	CA	First Republic	220654285	SARGENT	First Republic
220656512	825000	825000	CA	First Republic	220656512	HANDWERGER	First Republic
220658773	2500000	2500000	CA	First Republic	220658773	YANEZ TTEE	First Republic
220660472	385000	385000	CA	First Republic	220660472	LEVINE	First Republic
220661546	935000	935000	CA	First Republic	220661546	PHILIP COLE	First Republic
220661603	1800000	1800000	DC	First Republic	220661603	BUBES	First Republic
220663914	1125000	1118999.98	CA	First Republic	220663914	ORENA LLOYDBUTLER	First Republic
220664144	439000	439000	CA	First Republic	220664144	EARL	First Republic
220667659	2585000	1000000	NY	First Republic	220667659	LOEB	First Republic
220669077	450000	409933.33	CA	First Republic	220669077	ANTHONY ROYAL KALLENBERGER	First Republic
220672881	1297700	1297700	CA	First Republic	220672881	KRESA	First Republic
220675025	1100000	1100000	CA	First Republic	220675025	HESTER	First Republic
220675132	200000	200000	CA	First Republic	220675132	SCOTT	First Republic
220676262	600000	600000	CA	First Republic	220676262	GIBBS	First Republic
220676551	984211	567669.36	PA	First Republic	220676551	MCWILLIAMS	First Republic
220676973	248000	248000	CA	First Republic	220676973	DECLARK	First Republic
220678425	825000	825000	ID	First Republic	220678425	THOMAS GOODRICH JR	First Republic
220679613	407000	407000	CA	First Republic	220679613	JEFFREY ZEBKER	First Republic
220680207	1100000	1100000	MA	First Republic	220680207	BEKER	First Republic
220680991	1200000	1199742.5	CA	First Republic	220680991	PARMA	First Republic
220681551	3000000	1797706.25	NJ	First Republic	220681551	BABBIO JR	First Republic
220685461	2000000	2000000	CA	First Republic	220685461	BURKE	First Republic
220686014	2080000	997896.25	MA	First Republic	220686014	SWORDS	First Republic
220686899	1650000	1648029.59	NY	First Republic	220686899	BUTLER	First Republic
220687087	2300000	2300000	NY	First Republic	220687087	TOPOREK	First Republic
220712901	1242500	1242500	ID	First Republic	220712901	ANDREW MARINE TTEE	First Republic
220715318	1200000	1200000	CA	First Republic	220715318	GORRY	First Republic
220716134	1000000	1000000	CA	First Republic	220716134	COLICH TTEE	First Republic
220717116	6100000	6100000	NY	First Republic	220717116	SENBAHAR	First Republic
220717363	1820000	1820000	CA	First Republic	220717363	HAMBRECHT TTEE	First Republic
220722603	1780000	1780000	CA	First Republic	220722603	REININGA JR	First Republic
220727529	94500	94500	CA	First Republic	220727529	RADY TTEE	First Republic
220727537	92000	92000	CA	First Republic	220727537	RADY TTEE	First Republic
220727560	96000	96000	CA	First Republic	220727560	RADY TTEE	First Republic
224100277	5000000	5000000	CA	First Republic	224100277	THORP	First Republic
220652792	182000	88915.81	CA	First Republic	220652792	REAMES	First Republic
220660282	619000	127533.33	CA	First Republic	220660282	MCTAGUE	First Republic
220663864	2200000	2200000	CT	First Republic	220663864	DESANTIS	First Republic
220666826	2000000	2000000	CA	First Republic	220666826	BIDART	First Republic
220673079	745000	745000	CA	First Republic	220673079	SPIZZIRRI	First Republic
220673343	1700000	698375.01	NY	First Republic	220673343	SHEMESH	First Republic
220674176	1000000	600000	MA	First Republic	220674176	LYNCH	First Republic
220675207	1275000	769346.28	NY	First Republic	220675207	HALPERIN MD	First Republic
220675264	950000	900000	NY	First Republic	220675264	TAUBE	First Republic
220678391	1250000	750000	CA	First Republic	220678391	JENNINGS	First Republic
220679589	2200000	2200000	CA	First Republic	220679589	HOIMES	First Republic
220681056	300000	153207.23	CA	First Republic	220681056	MELLIS	First Republic
220686527	1500000	598062.5	PA	First Republic	220686527	ABRAMSON	First Republic
220595272	440000	319901.67	NJ	First Republic	220595272	PHILLIPS	First Republic
220621292	1000000	935593.94	NJ	First Republic	220621292	PIERSON	First Republic
220672436	1200000	1200000	NY	First Republic	220672436	RUNSDORF	First Republic
220642322	375000	212935.04	NY	First Republic	220642322	BAUTZ	First Republic
220690628	3000000	3000000	NY	First Republic	220690628	GELLER	First Republic
220627166	1450000	1450000	NY	First Republic	220627166	KAHN	First Republic
220650382	2400000	1097806.25	NY	First Republic	220650382	NOVOGRATZ	First Republic
220529933	600000	600000	NY	First Republic	220529933	TERRANO	First Republic
220702886	900000	858102.71	CA	First Republic	220702886	DEGENERES	First Republic
220674317	1292679.73	196207.91	CA	First Republic	220674317	STAAB	First Republic
220689067	1300000	1300000	CA	First Republic	220689067	POMERANTZ	First Republic
220563585	1350000	1349700.01	CA	First Republic	220563585	ARONOFF	First Republic
220699702	1000000	1000000	CA	First Republic	220699702	PARISE	First Republic

loannumber	OriginalBalance	CurrentBalance	State	servicer	Current Loan #	brwlastname	originator
220633875	2246250	2000000	CA	First Republic	220633875	CARDINALE	First Republic
220726497	2600000	2600000	CA	First Republic	220726497	SHOUGH	First Republic
220649764	2150000	1649705.56	CA	First Republic	220649764	ZOUSMER	First Republic
220653378	1762000	1762000	CA	First Republic	220653378	PITT	First Republic
220687541	2000000	2000000	CA	First Republic	220687541	WAITE	First Republic
220727578	92500	92500	CA	First Republic	220727578	RADY TTEE	First Republic
220727594	95000	95000	CA	First Republic	220727594	RADY TTEE	First Republic
220728014	95000	95000	CA	First Republic	220728014	RADY	First Republic
220728022	107500	107500	CA	First Republic	220728022	RADY TTEE	First Republic
220728030	95000	95000	CA	First Republic	220728030	RADY TTEE	First Republic
220656165	3000000	3000000	CA	First Republic	220656165	NICHOLSON	First Republic
220693135	2000000	1200000	CA	First Republic	220693135	LIGHT	First Republic
220680017	1000000	970000	CA	First Republic	220680017	BATLIWALLA	First Republic
220584755	1800000	1800000	CA	First Republic	220584755	HOBBS	First Republic
220687335	616000	616000	CA	First Republic	220687335	BATLIWALLA	First Republic
220691519	1000000	1000000	CA	First Republic	220691519	STANTON	First Republic
220675629	2500000	1499892.36	CA	First Republic	220675629	O’BRIEN	First Republic
220677476	1106000	623381.77	CA	First Republic	220677476	GELFAND	First Republic
220695775	3000000	3000000	CA	First Republic	220695775	THOMASON	First Republic
220649939	752500	752500	CA	First Republic	220649939	HAMBRECHT	First Republic
220687392	510000	510000	CA	First Republic	220687392	BATLIWALLA	First Republic
220691980	860000	699816.69	CA	First Republic	220691980	SIMPSON	First Republic
220687434	441000	441000	CA	First Republic	220687434	BATLIWALLA	First Republic
220701763	550000	550000	CA	First Republic	220701763	LINCOLN	First Republic
220674143	700000	324799.48	CA	First Republic	220674143	PETERSEN	First Republic

APPENDIX A

Confirmation(s)
8/28/2006
12/29/2006

\

APPENDIX B
MODIFICATIONS TO THE FLOW SALE AND SERVICING AGREEMENT
               1. The definition of “Business Day” in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking and savings and loan institutions in the State of California, or the State of New York, or the State of Maryland or the State of Minnesota are authorized or obligated by law or executive order to be closed.”

2.	The definition of “Closing Date” is hereby revised to read as follows:

“Closing Date: May 25, 2007, except with respect to the first paragraph of Section 2, Section 3, Section 4, Subsection 6.01, Subsection 6.03, Section 7.01 and the Confirmation(s).”
3.	The definition of “Cut-off Date” is hereby revised to read as follows:
“Cut-off Date: May 1, 2007, except with respect to the first paragraph of Section 2, Section 3, Section 4, Subsection 6.01, Subsection 6.03, Section 7.01 and the Confirmation(s).”

4.	The definition of “First Remittance Date” is hereby revised to read as follows:

“First Remittance Date: June 18, 2007.”
5.	Subsection 11.04, first sentence of the first paragraph is revised to read as follows:
     “The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts (collectively, the “Collection Account”), titled “HSBC Bank USA, National Association, in trust for the holders of Sequoia Mortgage Trust 2007-2 Mortgage Pass-Through Certificates, in the form of time deposit or demand accounts.”
6.	Subsection 11.06, first sentence of the first paragraph is revised to read as follows:
     “The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, titled “HSBC Bank USA, National Association, in trust for the holders of Sequoia Mortgage Trust 2007-2 Mortgage Pass-Through Certificates, in the form of time deposit or demand accounts.”

          7. Notwithstanding anything to the contrary in the Agreements, any Custodial Accounts established by the Servicer pursuant to Subsection 11.04 of the Master Purchase and Servicing Agreement shall qualify as Eligible Accounts as defined in the Pooling and Servicing Agreement.
8.	Subsection 11.15, first sentence of the first paragraph is revised to read as follows:
     “Not later than the fifth Business Day of each month, the Seller shall forward to the Purchaser or its designee in an electronic format statements, in substantially the same forms as, and providing the information described in, Exhibit 7 hereto; or as otherwise mutually agreed to by Seller and the Master Servicer”
9.	Subsection 13.05(i)(4) is hereby deleted in its entirety and replaced with the following:
     “(4) not later than March 1, or as soon as available to the Seller thereafter, of the calendar year in which such certification is to be delivered, deliver and cause each Subservicer and Subcontractor described in clause (iii) to provide to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 14.”

EXHIBIT 7
FORM OF MONTHLY REPORTS
Standard File Layout — Master Servicing

Column Name	Description	Decimal	Format Comment
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits

LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits

SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)

NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6

NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6

SERV_FEE_RATE	The servicer’s fee rate for a loan as reported by the Servicer.	4	Max length of 6

SERV_FEE_AMT	The servicer’s fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)

NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)

NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6

ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6

ACTL_BEG_PRIN_BAL	The borrower’s actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)

ACTL_END_PRIN_BAL	The borrower’s actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)

BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower’s next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY

SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)

Column Name	Description	Decimal	Format Comment
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY

CURT_ADJ___AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)

SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)

SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY

CURT_ADJ___AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)

SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)

SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY

CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)

PIF_AMT	The loan “paid in full” amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)

PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY

ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO

INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)

SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)

NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)

LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)

SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)

SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)

SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)

Column Name	Description	Decimal	Format Comment
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)

ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)

ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)

PREPAY_PENALTY___AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)

PREPAY_PENALTY___WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY

MOD_TYPE	The Modification Type.		Varchar — value can be alpha or numeric

DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)

BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A

Exhibit 2: Monthly Summary Report by Single Investor
MONTHLY SUMMARY REPORT

For Month Ended:	mm/dd/yyyy	Servicer Name

Prepared by:		Investor Nbr

Section 1. Remittances and Ending Balances — Required Data

Beginning	Ending	Total Monthly	Total Ending Unpaid	Total Monthly Principal
Loan Count	Loan Count	Remittance Amo	Principal Balance	Balance
0	0	$0.00	$0.00	$0.00

Principal Calculation
1. Monthly Principal Due	+	$0.00

2. Current Curtailments	+	$0.00

3. Liquidations	+	$0.00

4. Other (attach explanation)	+	$0.00

5. Principal Due		$0.00

6. Interest (reported “gross”)	+	$0.00

7. Interest Adjustments on Curtailments	+	$0.00

8. Servicing Fees	-	$0.00

9. Other Interest (attach explanation)	+	$0.00

10. Interest Due (need to subtract ser fee)		$0.00

Remittance Calculation
11. Total Principal and Interest Due (lines 5+10)	+	$0.00

12. Reimbursement of Non-Recoverable Advances	-	$0.00

13. Total Realized gains	+	$0.00

14. Total Realized Losses	-	$0.00

15. Total Prepayment Penalties	+	$0.00

16. Total Non-Supported Compensating Interest	-	$0.00

17. Other (attach explanation)		$0.00

18. Net Funds Due on or before Remittance Date	$	$0.00

Section 2. Delinquency Report — Optional Data for Loan Accounting
Installments Delinquent

Total No.	Total No.				In	Real Estate	Total Dollar
of	of	30-	60-	90 or more	Foreclosure	Owned	Amount of
Loans	Delinquencies	Days	Days	Days	(Optional)	(Optional)	Delinquencies
0	0	0	0	0	0	0	$0.00

Section 3. REG AB Summary Reporting — REPORT ALL APPLICABLE FIELDS

REG AB FIELDS	LOAN COUNT	BALANCE
PREPAYMENT PENALTY AMT	0	$0.00
PREPAYMENT PENALTY AMT WAIVED	0	$0.00
DELINQUENCY P&I AMOUNT	0	$0.00

Standard File Layout — Delinquency Reporting

Format
Column/Header Name	Description	Decimal	Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR	A unique identifier assigned to each loan by the originator.

CLIENT_NBR	Servicer Client Number

SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.

BORROWER_FIRST_NAME	First Name of the Borrower.

BORROWER_LAST_NAME	Last name of the borrower.

PROP_ADDRESS	Street Name and Number of Property

PROP_STATE	The state where the property located.

PROP_ZIP	Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE	The date that the borrower’s next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY

LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.

POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY

BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY

LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY

LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY

FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY

ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY

FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY

FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY

FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY

FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)

EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY

EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY

LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)

LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY

OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)

OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY

REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY

OCCUPANT_CODE	Classification of how the property is occupied.

PROP_CONDITION_CODE	A code that indicates the condition of the property.

PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY

			Format
Column/Header Name	Description	Decimal	Comment
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY

CURR_PROP_VAL	The current “as is” value of the property based on brokers price opinion or appraisal.	2

REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker’s price opinion or appraisal.	2

If applicable:

DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan

DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.

MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY

MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)

MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY

MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)

POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY

POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)

POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY

POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)

VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY

VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY

VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Current property value	Currency

Date of (Appraisal of BPO)	Date/Time

BK Discharge Dates	Date/Time

BK Dismissal Dates	Date/Time

Standard File Codes – Delinquency Reporting
The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
•	ASUM-Approved Assumption

•	BAP- Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC- Anything else approved by the PMI or Pool Insurer
NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.
The Occupant Code field should show the current status of the property code as follows:
•	Mortgagor

•	Tenant

•	Unknown

•	Vacant
The Property Condition field should show the last reported condition of the property as follows:
•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Standard File Codes – Delinquency Reporting, Continued
The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes – Delinquency Reporting, Continued
The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Calculation of Realized Loss/Gain Form 332– Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
(ii)

(iii)	The numbers on the 332 form correspond with the numbers listed below.
Liquidation and Acquisition Expenses:
1.	The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:
*	For taxes and insurance advances — see page 2 of 332 form — breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

*	For escrow advances — complete payment history (to calculate advances from last positive escrow balance forward)

*	Other expenses — copies of corporate advance history showing all payments

*	REO repairs > $1500 require explanation

*	REO repairs >$3000 require evidence of at least 2 bids.

*	Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*	Unusual or extraordinary items may require further documentation.
     13. The total of lines 1 through 12.
(iv)	Credits:

14-21. Complete as applicable. Required documentation:
*	Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*	Copy of EOB for any MI or gov’t guarantee

*	All other credits need to be clearly defined on the 332 form
          22. The total of lines 14 through 21.
          Please Note: | For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by:		Date:

Phone:	Email Address:

Servicer Loan No.	Servicer Name	Servicer Address
WELLS FARGO BANK, N.A. Loan No._____________________________
Borrower’s Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:	REO Sale	3rdParty Sale	Short Sale	Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown	Yes	No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1) Actual Unpaid Principal Balance of Mortgage Loan	$(1)

(2) Interest accrued at Net Rate	(2)

(3) Accrued Servicing Fees	(3)

(4) Attorney’s Fees	(4)

(5) Taxes (see page 2)	(5)

(6) Property Maintenance	(6)

(7) MI/Hazard Insurance Premiums (see page 2)	(7)

(8) Utility Expenses	(8)

(9) Appraisal/BPO	(9)

(10) Property Inspections	(10)

(11) FC Costs/Other Legal Expenses	(11)

(12) Other (itemize)	(12)

Cash for Keys	(12)

HOA/Condo Fees	(12)

(12)

Total Expenses	$(13)

Credits:
(14) Escrow Balance	$(14)

(15) HIP Refund	(15)

(16) Rental Receipts	(16)

(17) Hazard Loss Proceeds	(17)

(18) Primary Mortgage Insurance / Gov’t Insurance	(18a) HUD Part A

(18b) HUD Part B

(19)Pool Insurance Proceeds	(19)

(20)Proceeds from Sale of Acquired Property	(20)

(21)Other (itemize)	(21)

(21)

Total Credits	$(22)

Total Realized Loss (or Amount of Gain)	$(23)